REGISTRATION NO. 333-72493
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-3/A
                               AMENDMENT NO. 3 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
        (Exact name of registrant as specified in governing instruments)

                                    Delaware
                            (State of Incorporation)

                                   75-2006294
                     (I.R.S. Employer Identification Number)

                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (612) 832-7000
   (Address and telephone number of Registrant's principal executive offices)

                           Bruce J. Paradis, President
                 Residential Funding Mortgage Securities I, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (612) 832-7000
            (Name, address and telephone number of agent for service)

                                ----------------

                                   Copies to:

                            Robert L. Schwartz, Esq.
                            GMAC Mortgage Corporation
                            3031 West Grand Boulevard
                             Detroit, Michigan 48232

Stephen S. Kudenholdt, Esq.                          Katherine I. Crost, Esq.
Paul D. Tvetenstrand, Esq.                        Orrick, Herrington & Sutcliffe
  Thacher Proffitt & Wood                               666 Fifth Avenue
  Two World Trade Center                          New York, New York 10103-0001
 New York, New York 10048

                            Robert C. Wipperman, Esq.
                            Stroock & Stroock & Lavan
                                 180 Maiden Lane
                            New York, New York 10038

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      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   PROPOSED               PROPOSED
                                                                   MAXIMUM                MAXIMUM
                                            AMOUNT                 OFFERING              AGGREGATE                 AMOUNT OF
    TITLE OF SECURITIES BEING          TO BE REGISTERED             PRICE                 OFFERING               REGISTRATION
           REGISTERED                        (1)                 PER UNIT (2)            PRICE (2)                  FEE (1)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through                   $12,001,000,000              100%              $12,000,000,000           $3,336,000.00
Certificates (Issuable in Series)
====================================================================================================================================

(1) $712,340,541.56 aggregate principal amount of Mortgage Pass-Through Certificates registered by the Registrant under Registration Statement No. 333-57481 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $12,713,340,541.56. In addition, the registration fee in connection with the $1,000,000.00 aggregate principal amount of Mortgage Pass-Through Certificates to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on February 17, 1999.

(2) Estimated solely for the purpose of calculating the registration fee.


                          -----------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-57481 previously filed by the Registrant. This Registration Statement which relates to $12,713,340,541.56 aggregate principal amount of Mortgage Pass-Through Certificates, constitutes Post-Effective Amendment No. 4 to Registration Statement 333-57481.


================================================================================

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus and (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION                       JUNE 30, 1999


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS
MORTGAGE PASS-THROUGH CERTIFICATES

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor








The depositor may periodically form separate trusts to issue certificates in series, backed by mortgage collateral.

OFFERED CERTIFICATES     The certificates in a series will represent interests
                         in a trust and will be paid ONLY from the assets of that trust. Each series may include multiple classes of certificates with differing payment terms and priorities. Credit enhancement will be provided for all offered certificates.



MORTGAGE COLLATERAL      Each trust will consist primarily of:

                         o mortgage loans secured by first liens on one- to four-family residential properties;

                         o mortgage securities and whole or partial participations in mortgage loans; and

                         o       mortgage loans secured by additional
                                 collateral.
















NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
______________, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


We provide information to you about the certificates in two separate documents that provide progressively more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.


IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information", "Reports to certificateholders" and "Incorporation of Certain Information by Reference" in this Prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities I, Inc. by calling us at (612) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached hereto.


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



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION...................................................................4

THE TRUSTS.....................................................................4
     General...................................................................4
     The Mortgage Loans........................................................7

MORTGAGE LOAN PROGRAM.........................................................14
     Underwriting Standards...................................................14
     Qualifications of Sellers................................................19
     Representations by Sellers...............................................20
     Subservicing.............................................................25

DESCRIPTION OF THE CERTIFICATES...............................................28
     General..................................................................28
     Form of Certificates.....................................................29
     Assignment of Trust Assets...............................................32
     Review of Mortgage Loans.................................................33
     Spread...................................................................35
     Payments on Mortgage Loans; Deposits to Certificate Account..............35
     Withdrawals from the Custodial Account...................................39
     Distributions............................................................40
     Example of Distributions.................................................42
     Advances.................................................................43
     Prepayment Interest Shortfalls...........................................45
     Reports to Certificateholders............................................45
     Collection and Other Servicing Procedures................................46
     Special Servicing and Special Servicing Agreements.......................48
     Realization Upon Defaulted Mortgage Loans................................49

SUBORDINATION.................................................................51
     General..................................................................51
     Overcollateralization....................................................53

DESCRIPTION OF CREDIT ENHANCEMENT.............................................53
     General..................................................................53
     Letters of Credit........................................................55
     Mortgage Pool Insurance Policies.........................................55
     Special Hazard Insurance Policies........................................58
     Bankruptcy Policies......................................................59
     Reserve Funds............................................................59
     Certificate Insurance Policies; Surety Bonds.............................60
     Maintenance of Credit Enhancement........................................60
     Reduction or Substitution of Credit Enhancement..........................61

OTHER FINANCIAL OBLIGATIONS RELATED TO THE
     CERTIFICATES.............................................................62
     Swaps and Yield Supplement Agreements....................................62
     Purchase Obligations.....................................................63

INSURANCE POLICIES ON MORTGAGE LOANS..........................................63
     Primary Insurance Policies...............................................63
     Standard Hazard Insurance on Mortgaged Properties........................65

THE DEPOSITOR.................................................................66

RESIDENTIAL FUNDING CORPORATION...............................................67

THE POOLING AND SERVICING AGREEMENT...........................................67
     Servicing and Other Compensation and Payment of Expenses.................68
     Evidence as to Compliance................................................69
     Certain Matters Regarding the Master Servicer and the Depositor..........70
     Events of Default........................................................71
     Rights Upon Event of Default.............................................71
     Amendment................................................................72
     Termination; Retirement of Certificates..................................74
     The Trustee..............................................................75

YIELD CONSIDERATIONS..........................................................75

MATURITY AND PREPAYMENT CONSIDERATIONS........................................79

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.......................................82
     The Mortgage Loans.......................................................82
     Environmental Legislation................................................93
     Soldiers' and Sailors' Civil Relief Act of 1940..........................95
     Default Interest and Limitations on Prepayments..........................95
     Forfeitures in Drug and RICO Proceedings.................................96
     Negative Amortization Loans..............................................96

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................97
     General..................................................................97
     REMICs...................................................................98

STATE AND OTHER TAX CONSEQUENCES.............................................120

ERISA CONSIDERATIONS.........................................................120
     ERISA Plan Asset Regulations............................................121
     Prohibited Transaction Exemption........................................122
     Insurance Company General Accounts......................................125
     Representations from Investing Plans....................................126
     Tax-Exempt Investors....................................................127
     Consultation with Counsel...............................................127

LEGAL INVESTMENT MATTERS.....................................................127

USE OF PROCEEDS..............................................................129

METHODS OF DISTRIBUTION......................................................129

LEGAL MATTERS................................................................131

FINANCIAL INFORMATION........................................................131

ADDITIONAL INFORMATION.......................................................131

REPORTS TO CERTIFICATEHOLDERS................................................131

INCORPORATION OF CERTAIN INFORMATION BY
     REFERENCE...............................................................132

GLOSSARY.......................................................................1




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



                                  INTRODUCTION

         The mortgage pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Funding Mortgage Securities I, Inc., the depositor or any other entity specified in the related prospectus supplement, in a trust consisting primarily of a segregated pool of one- to four-family, residential first mortgage loans, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer specified in the related prospectus supplement.

                                   THE TRUSTS

GENERAL

         The mortgage loans and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and the Excess Spread, if any, under a pooling and servicing agreement as described in this section and in the related prospectus supplement. As specified in the related prospectus supplement, each series of certificates will represent in the aggregate the entire beneficial ownership interest in the mortgage pool consisting primarily of conventional mortgage loans, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, evidenced by promissory notes the mortgage notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on one- to four-family residential properties, or interests in the mortgage loans which may include mortgage securities evidencing interests in mortgage loans.

         As specified in the related prospectus supplement, the mortgaged properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and modular pre-cut/panelized housing, and the fee, leasehold or other interests in the underlying real property. The mortgaged properties may include vacation, second and non-owner- occupied homes. If specified in the related prospectus supplement relating to a series of certificates, a mortgage pool may contain Cooperative Loans evidenced by Cooperative Notes. In addition, if specified in the related prospectus supplement relating to a series of certificates, a mortgage pool may contain Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

         As used herein, unless the context indicates otherwise, mortgage loans includes Cooperative Loans, Additional Collateral Loans and Pledged Asset Mortgage Loans, mortgaged properties includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, mortgage notes includes Cooperative Notes and mortgages includes a security agreement with respect to a Cooperative Note.

         The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement:

         o mortgage loans and the related mortgage documents or interests therein, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement, exclusive of, if specified in the related prospectus supplement, any Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to each Mortgage Loan

         o assets including, without limitation, all payments and collections derived from the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account

         o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets

         o hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

         The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

         Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, including Residential Funding Corporation, from sellers who are affiliates of the depositor including HomeComings Financial Network, Inc. and GMAC Mortgage Corporation, or from banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in this prospectus under "Mortgage Loan Program." If a mortgage pool is composed of mortgage loans acquired by the depositor directly from sellers other than Residential Funding Corporation, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. No more than five percent (5%) of the mortgage loans (as they are constituted as of the cut-off date) by aggregate principal balance as of the cut-off date will have characteristics that deviate from those characteristics described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

         The mortgage loans may also be delivered to the depositor in a Designated Seller Transaction. Those certificates may be sold in whole or in part to any seller identified in the related prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. None of the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will make any representation or warranty with respect to the mortgage loans, or any representation as to the accuracy or completeness of the information provided by the seller.

         If specified in the related prospectus supplement, the trust underlying a series of certificates may include mortgage securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the related prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder. As to any series of certificates, the related prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

         Any mortgage securities underlying any certificates will (i) either (a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act at the same time as the certificates.

         For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if so specified in the related prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities.

         As specified in the applicable prospectus supplement, each series of certificates will evidence interests in one mortgage pool including mortgage loans having an aggregate principal balance of not less than approximately $5,000,000 as of the cut-off date. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.


THE MORTGAGE LOANS

         As specified in the related prospectus supplement, all of the mortgage loans in a mortgage pool will:
         o have monthly payments due or deemed to be due on the first of each month

         o be secured by mortgaged properties located in any of the 50 states, the District of Columbia or the Puerto Rico mortgage loans and

         o be of one or more types of the following types of mortgage loans described or referred to in paragraphs numbered (1) through (8):

                  (1) Fixed-rate, fully-amortizing mortgage loans, which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified, providing for level monthly payments of principal and interest and terms at origination or modification of not more than 15 years;

                  (2) Fixed-rate, fully-amortizing mortgage loans, which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified, providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than 30 years;

                  (3) Fully-amortizing adjustable-rate mortgage loans, or ARM loans, having an original or modified term to maturity of not more than 30 years with a related interest rate which usually adjusts initially either one, three or six months, one, three, five or seven years subsequent to the initial payment date, and thereafter at either one, three or six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the mortgage loan to equal the Note Margin and an index. The related prospectus supplement will describe the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan, which in most cases will occur not later than ten years subsequent to the initial payment date;

                  (4) Negatively-amortizing adjustable-rate mortgage loans having original or modified terms to maturity of not more than 30 years with mortgage rates which in most cases adjust initially on the interest adjustment date referred to in the related prospectus supplement, and thereafter on each interest adjustment date to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be limited as specified in the related prospectus supplement. If an adjustment to the mortgage rate on a mortgage loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of deferred interest will be added to the principal balance of that mortgage loan;

                  (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on that mortgage loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its 15-year term. Deferred interest, if any, will be added to the principal balance of these mortgage loans;

                  (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its 30-year term. Deferred interest, if any, will be added to the principal balance of the mortgage loan;

                  (7) Balloon Loans. The amount of the monthly payment will remain constant until the maturity date, upon which date Balloon Amount will be due and payable; or

                  (8) Additional Collateral Loans, Buy-Down Mortgage Loans, Convertible Mortgage Loans, Cooperative Loans, modified loans or Pledged Asset Mortgage Loans.

         If so specified in the related prospectus supplement, a mortgage pool may contain mortgage loans that provide for payment of a prepayment charge.

         If so specified in the related prospectus supplement, a mortgage pool will contain Additional Collateral Loans. The Additional Collateral Requirement will generally terminate when the Loan-to-Value Ratio of the mortgage loan is reduced to a predetermined level, which generally shall not be more than 75%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

         The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional Collateral upon any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

         Unless otherwise specified in the related prospectus supplement, an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates will have issued a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan Seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

         If so specified in the related prospectus supplement, a mortgage pool may include Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the Rating Agencies rating the related series of certificates. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

         If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the limited liability company will be required to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for such mortgage loan. If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders. At the mortgagor's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

         If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been modified. The modifications may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination generally shall be deemed to be references to the date of modification.

         The mortgaged properties may consist of detached individual dwellings, cooperative dwellings, individual condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two- to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the related prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of Mortgage Loans."

         The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:
         O the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence,
         O a representation by the originator of the mortgage loan (which representation may be based solely on the above clause, or
         O the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property; and any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information.
Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

         In the case of purchase mortgage loans, the Loan-to-Value Ratio, or LTV ratio, is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price.

         In the case of some non-purchase mortgage loans including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property which value generally will be supported by either:
         o        a representation by the related seller as to the value
         o a broker's price opinion, automated appraisal, drive by appraisal or other certification of value
         o an appraisal obtained within twelve months prior to the refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within approximately 24 months prior to the refinancing, or
         o the sales price, if the mortgaged property was purchased within the previous twelve months.

         In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the related mortgaged property which value may be supported by either:
         o        a statistical analysis
         o        a broker's price opinion or
         o an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

         The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor's underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

         Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties, particularly where the LTV ratio was not determined at the time of purchase as described in the four preceding paragraphs. Certain mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing. Under the depositor's underwriting standards, a seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender including the seller at any time, including at origination.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan.

         The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

         If so specified in the related prospectus supplement, a portion of the proceeds of a mortgage loan may be held by the originator and used to reimburse the mortgagor for some costs of construction of or improvements to the related mortgaged property. The appraised value of this type of mortgaged property will be based on the assumption that the construction has been completed; no inspections of the mortgaged property will be made. If the construction is not completed, the actual value of the related mortgaged property could be adversely affected and, even if the escrowed proceeds are applied to reduce the principal balance of the mortgage loan, the actual LTV ratio of the mortgage loan could be higher than that assumed at the time of origination of the mortgage loan. In addition, the application of any unused proceeds could cause the rate of payment of principal on the mortgage loan to be faster than that assumed.

         A mortgage pool may contain Convertible Mortgage Loans. If specified in the related prospectus supplement, upon any conversion, the depositor will repurchase or Residential Funding Corporation, the applicable subservicer or a third party will purchase the converted mortgage loan as and to the extent described in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the depositor, Residential Funding Corporation or another party specified in the related prospectus supplement may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

         If specified in the related prospectus supplement, some of the mortgage loans may be Buy- Down Mortgage Loans under which the monthly payments made by the mortgagor during the Buy- Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:
         o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

         o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or
         o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

         See "Description of the Certificates--Payments on mortgage loans; Deposits to Certificate Account." Under Residential Funding Corporation's underwriting standards, the mortgagor under each Buy-Down Mortgage Loan will be qualified based on the initial reduced monthly payment amount. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to Buy-Down Mortgage Loans.

         The related prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans included in the related mortgage pool. A Current Report on Form 8-K will be available upon request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are added to or deleted from the trust after the date of the related prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

         The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the certificates of a series. The master servicer named in the related prospectus supplement will service the mortgage loans, usually through subservicers which are other mortgage servicing institutions, under a pooling and servicing agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Certificates."

         With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing those mortgage loans. In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a Certificate Administrator for the trust. All references in this prospectus to master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Certificate Administrator to the extent applicable.

         The depositor will make a series of limited representations and warranties regarding the mortgage loans except as otherwise specified in this prospectus, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans."

         The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, including its obligation to enforce some purchase and other obligations of subservicers and sellers, as described in this prospectus under "Mortgage Loan Program--Representations by Sellers," "Subservicing by Sellers" and "Description of the Certificates--Assignment of mortgage loans," and its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described in this prospectus under "Description of the Certificates--Advances", or under the terms of any mortgage securities. The obligation of the master servicer to make Advances will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the mortgage loans or any applicable form of credit support. See "Description of the Certificates--Advances."


                              MORTGAGE LOAN PROGRAM

         The mortgage loans will have been purchased by the depositor, either directly or indirectly through Residential Funding Corporation, from sellers. The mortgage loans will have been originated in accordance with the depositor's underwriting standards or alternative underwriting criteria as described in this prospectus under "Underwriting Standards" or as described in the related prospectus supplement.


UNDERWRITING STANDARDS

  GENERAL STANDARDS

         The depositor's underwriting standards with respect to the mortgage loans will conform to those published in Residential Funding Corporation's Client Guide, as application to the "Jumbo A" program. The underwriting standards contained in the Client Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by Residential Funding Corporation or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller. See "--Client Guide Standards--Qualifications of Sellers." Residential Funding Corporation may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

         With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, the underwriting standards include a set of specific criteria under which the underwriting evaluation is made. However, the application of underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         In addition, the depositor purchases mortgage loans which do not conform to the underwriting standards contained in the Client Guide. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation, from sellers who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation. Residential Funding Corporation, on behalf of the depositor, will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of the mortgage loans will be purchased from sellers who will represent that the mortgage loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to Residential Funding Corporation. The depositor, or Residential Funding Corporation on behalf of the depositor, may accept a certification from an insurance company or a confirmation by a third party as to a mortgage loan's insurability in a mortgage pool as of the date of certification or confirmation as evidence of a mortgage loan conforming to applicable underwriting standards. Such certifications or confirmations will likely have been issued before the purchase of the mortgage loan by Residential Funding Corporation or the depositor.

         The level of review by Residential Funding Corporation or the depositor, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:
         O        factors relating to the experience and status of the seller
         O        characteristics of the specific mortgage loan, including the principal balance, the LTV ratio, the loan type or loan program, and
         O        the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.
Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level, may depend on the borrower's credit score.

         The underwriting standards utilized in negotiated transactions and master commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to mortgage loans underlying mortgage securities may vary substantially from the underwriting standards contained in the Client Guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential Funding Corporation. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying underwriting standards will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans, and will be described in the related prospectus supplement.

         The depositor, either directly or indirectly through Residential Funding Corporation, will also purchase mortgage loans from its affiliates, including GMAC Mortgage Corporation and HomeComings Financial Network, Inc., with underwriting standards in accordance with the Client Guide or as otherwise agreed to by the depositor. However, in some limited circumstances, the mortgage loans may be employee or preferred customer loans with respect to which, in accordance with the related affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to mortgage loans made under any employee loan program maintained by Residential Funding Corporation, or its affiliates, in limited circumstances preferential interest rates may be allowed, and primary insurance policies may not be required in connection with a LTV ratio over 80%. As to any series of certificates representing interests in such mortgage loans, credit enhancement may be provided covering losses on the mortgage loans to the extent that these losses would be covered by primary insurance policies if obtained, in the form of a corporate guaranty or in other forms described in this prospectus under "Description of Credit Enhancement." Neither the depositor nor Residential Funding Corporation will review any affiliate's mortgage loans for conformity with the underwriting standards contained in the Client Guide.


  CLIENT GUIDE STANDARDS

         The following is a brief description of the underwriting standards set forth in the Client Guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Alternatively, property valuations may be made under various other methods, as described in this prospectus under "The Mortgage Pools--The Mortgage Loans."

         Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation after the origination of a mortgage loan if the seller does not provide to Residential Funding Corporation a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

         The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the related prospectus supplement.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. The depositor will underwrite ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

         If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, contained in the Client Guide. This program permits mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months prior to the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In some cases, the mortgagor may be permitted to borrow up to 105% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

         The underwriting standards set forth in the Client Guide will be varied in appropriate cases, including "limited" or "reduced loan documentation" mortgage loan programs. Some reduced loan documentation programs, for example, do not require income, employment or asset verifications. In most cases, in order to be eligible for a reduced loan documentation program, the LTV ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

         To the extent the seller fails or is unable to repurchase any mortgage loan due to a breach of a representation and warranty, neither the depositor, Residential Funding Corporation nor any other entity will be so obligated. Furthermore, to the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio with respect to such mortgage loan will be higher than the LTV ratio set forth with respect thereto in the related prospectus supplement.

         In its evaluation of mortgage loans that have more than twelve months of payment experience, Residential Funding Corporation tends to place greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors traditionally applied to newly originated mortgage loans. Some mortgage loans seasoned for over twelve months may be underwritten for purchase by Residential Funding Corporation based on the borrower's credit score and payment history, with no current income verification, and under alternative property valuation methods described in this prospectus under "The Mortgage Pools--The Mortgage Loans."

         The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the mortgage loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support the loan balance in the future.


QUALIFICATIONS OF SELLERS

         Except with respect to Designated Seller Transactions, each seller, other than the FDIC and investment banking firms, will have been approved by Residential Funding Corporation for participation in Residential Funding Corporation's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Corporation will consider, among other things, the financial status, including the net worth, of the seller, the previous experience of the seller in originating mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, the servicing operations established by the seller. There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the trust for a series of certificates, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC or if a seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller. Any event of this type may adversely affect the ability of any seller to repurchase mortgage loans in the event of a breach of a representation or warranty which has not been cured.

         Residential Funding Corporation monitors sellers that it knows to be under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Any seller that is under control of the FDIC or insolvent may make no representations and warranties with respect to mortgage loans sold by it. The FDIC, either in its corporate capacity or as receiver for a depository institution, may also be a seller of the mortgage loans, in which event neither the FDIC nor the related depository institution may make representations and warranties with respect to the mortgage loans sold, or only limited representations and warranties may be made, for example, that the related legal documents are enforceable.

         As specified in the related prospectus supplement, the qualifications required of sellers for approval by Residential Funding Corporation as participants in its loan purchase programs may not apply to sellers in Designated Seller Transactions. To the extent the seller in a Designated Seller Transaction fails to or is unable to repurchase any mortgage loan due to a breach of representation and warranty, neither the depositor, Residential Funding Corporation nor any other entity will have assumed the representations and warranties and any related losses will be borne by the certificateholders or by the credit enhancement, if any.


REPRESENTATIONS BY SELLERS

         Except as described in the two preceding paragraphs, each seller will make representations and warranties with respect to the mortgage loans sold by it directly or indirectly to the depositor. The representations and warranties generally include, among other things, that at the time of the sale by the seller to Residential Funding Corporation of each mortgage loan:
         o except in the case of Cooperative Loans, title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, or another form of coverage in lieu of title insurance as specified in the related prospectus supplement), and any required hazard and primary mortgage insurance were effective at the origination of each mortgage loan, and each policy or certificate of title remained in effect on the date of purchase of each mortgage loan from the seller by the depositor or Residential Funding Corporation
         o the seller has good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any Buydown Agreement exists for a Buy-Down Mortgage Loan
         o there are no mechanics' liens or claims for work, labor or material affecting any mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage subject only to permissible title insurance exceptions
         o        each mortgaged property is free from damage and in good repair
         o there are no delinquent tax or, to the best of the seller's knowledge, assessment liens against the mortgaged property
         o        each mortgage loan is current as to all required payments
         o if a primary insurance policy is required with respect to a mortgage loan, the mortgage loan is the subject of a primary insurance policy; and
         o each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

         In the event of a breach of a seller's representation or warranty that materially adversely affects the interests of the certificateholders in a mortgage loan, the related seller will be obligated to repurchase that mortgage loan as described in this prospectus under "Mortgage Loan Program--Representations by Sellers". However, there can be no assurance that a seller will honor its obligation to repurchase any mortgage loan as to which that type of breach of a representation or warranty arises. Any costs associated with enforcing the seller's obligation to repurchase that mortgage loan will be borne by the related trust.

         Each seller will have represented with respect to a mortgage loan that any modification agreement was recorded as necessary to preserve the first lien position in the jurisdiction in which the mortgaged property is located. If the mortgage loans include Cooperative Loans or if an alternative form of coverage in lieu of title insurance was obtained, representations and warranties with respect to title insurance or hazard insurance may not be given. In most cases, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative, and the borrowers (tenant-stockholders) of the Cooperative do not maintain hazard insurance on their individual dwelling units.

         All of the representations and warranties of a seller relating to a mortgage loan will have been made as of the date on which that seller sold the mortgage loan to the depositor or Residential Funding Corporation; the date as of which the representations and warranties were made will be a date prior to the date of initial issuance of the related series of certificates or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Accordingly, the seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, described below will not arise if, during the period commencing on the date of sale of a mortgage loan by the seller to the depositor or Residential Funding Corporation, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected mortgage loan.

         In the case of a mortgage pool consisting of mortgage loans purchased by the depositor from sellers through Residential Funding Corporation, Residential Funding Corporation, except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, will also have made limited representations and warranties regarding the mortgage loans to the depositor at the time, just prior to the initial issuance of the related series of certificates, that they are sold to the depositor. These representations and warranties will include, among other things, that:
         o as of the cut-off date, the information set forth in a listing of the related mortgage loans is true and correct in all material respects;
         o except in the case of Cooperative Loans, either a policy of title insurance in the form and amount required by the Client Guide or an equivalent protection was effective at the origination of each mortgage loan, and each policy remained in full force and effect on the date of sale of the mortgage loan to the depositor;
         o to the best of Residential Funding Corporation's knowledge, if required, the mortgage loans are the subject of a primary insurance policy;
         o Residential Funding Corporation had good title to each mortgage loan and each mortgage loan is subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except with respect to any buydown agreement for a Buy-Down Mortgage Loan;

         o each mortgaged property is free of damage and is in good repair;
         o each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;
         o except as otherwise indicated in the related prospectus supplement, no mortgage loan is 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve-month period prior to the cut-off date; and
         o there is no delinquent tax or, to the best of Residential Funding Corporation's knowledge, assessment lien against any mortgaged property.

         In the event of a breach of a representation or warranty made by Residential Funding Corporation that materially adversely affects the interests of the certificateholders in a mortgage loan, Residential Funding Corporation will be obligated to repurchase or substitute for that mortgage loan as described below. In addition, Residential Funding Corporation will be obligated to repurchase or substitute for as described below any mortgage loan as to which it is discovered that the related mortgage is not a valid first lien on the related mortgaged property subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage and other permissible title exceptions and (c) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

         In addition, with respect to any mortgage loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the mortgage loan subsequently is in default and the enforcement of the mortgage loan or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Corporation will be obligated to repurchase or substitute for that mortgage loan in the manner described in this prospectus under "Mortgage Loan Program--Representations by Sellers". However, Residential Funding Corporation will not be required to repurchase or substitute for any mortgage loan if the circumstances giving rise to that requirement also constitute fraud in the origination of the related mortgage loan. Furthermore, because the listing of the related mortgage loans generally contains information with respect to the mortgage loans as of the cut-off date, prepayments and, in limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related mortgage loans between the cut-off date and the closing date. Neither Residential Funding Corporation nor any seller will be required to purchase or substitute for any mortgage loan as a result of this type of prepayment or modification.

         The depositor will assign to the trustee for the benefit of the holders of the related series of certificates all of its right, title and interest in each agreement by which it purchased a mortgage loan from Residential Funding Corporation insofar as the agreement relates to the representations and warranties made by a seller or Residential Funding Corporation, as the case may be, relating to the mortgage loan and any remedies provided for with respect to any breach of the representations and warranties. If a seller or Residential Funding Corporation, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the certificateholders in that mortgage loan within 90 days after notice from the master servicer, the seller or Residential Funding Corporation, as the case may be, will be obligated to purchase the mortgage loan at the purchase price set forth in the related pooling and servicing agreement which purchase price will in most cases be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the mortgage rate, less the amount, expressed as a percentage per annum, payable as master servicing compensation or subservicing compensation, as applicable, and, if applicable, the Excluded Spread.

         As to any mortgage loan required to be purchased by Residential Funding Corporation as provided above, rather than repurchase the mortgage loan, Residential Funding Corporation may, at its sole option, remove the deleted mortgage loan from the trust and cause the depositor to substitute in its place a qualified substitute mortgage loan; however, this substitution must be effected within 120 days of the date of the initial issuance of the certificates with respect to a trust for which no REMIC election is to be made. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the prospectus supplement relating to a series of certificates, any substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the certificates, and may not be made if the substitution would cause the trust to not qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

         Any qualified substitute mortgage loan generally will, on the date of substitution:
         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan, with the amount of any shortfall to be deposited in a Custodial Account in the month of substitution for distribution to the certificateholders;
         o have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the deleted mortgage loan as of the date of substitution;
         o have an LTV ratio at the time of substitution no higher than that of the deleted mortgage loan at the time of substitution;
         o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and
         o comply with all of the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

         The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related prospectus supplement, a seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The master servicer will be required under the applicable pooling and servicing agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the seller or Residential Funding Corporation, as the case may be, fails to honor that obligation. The master servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer, employing the standards described in the preceding sentence, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related certificates.

         Furthermore, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a seller arising from any misrepresentation by the seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the seller fails to repurchase and no breach of either the depositor's or Residential Funding Corporation's representations has occurred, the seller's purchase obligation will not become an obligation of the depositor or Residential Funding Corporation. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Corporation nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Corporation. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by a seller or by Residential Funding Corporation in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

         Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a seller also constitutes a breach of a representation made by Residential Funding, or by the depositor or the master servicer, as described in this prospectus under "Description of the

Certificates--Assignment of mortgage loans," Residential Funding Corporation, the depositor or the master servicer may have a purchase or substitution obligation. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

         Notwithstanding the foregoing, with respect to any seller that requests Residential Funding Corporation's consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, Residential Funding Corporation may release that seller from liability under its representations and warranties described above, upon the assumption of the successor servicer of the seller's liability for the representations and warranties as of the date they were made. In that event, Residential Funding Corporation's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "SELLER" for purposes of the foregoing provisions.


SUBSERVICING

         The seller of a mortgage loan will usually act as the subservicer for that mortgage loan under a subservicing agreement between Residential Funding Corporation and the subservicer unless servicing is released to the master servicer or has been transferred to a servicer approved by Residential Funding Corporation. The master servicer may, but is not obligated to, assign the related subservicing to designated subservicers which will be qualified sellers and which may include GMAC Mortgage Corporation or its affiliates. A representative form of subservicing agreement is included as an exhibit to the forms of pooling and servicing agreements filed as exhibits to the registration statement of which this prospectus is a part. The subservicing agreement executed in connection with a Designated Seller Transaction or with respect to some mortgage loans sold in negotiated transactions will usually vary from the form filed herewith to accommodate the different features of the mortgage loans included in a Designated Seller Transaction and to vary the parameters constituting an event of default. The following description describes all material terms and provisions relating to the subservicing agreements. The description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of subservicing agreement and by the discretion of the master servicer to modify the subservicing agreement and to enter into different subservicing agreements. While any subservicing agreement will be a contract solely between the master servicer and the subservicer, the pooling and servicing agreement under which a series of certificates is issued will provide that, if for any reason the master servicer for that series of certificates is no longer the master servicer of the related mortgage loans, the trustee or any successor master servicer must recognize the subservicer's rights and obligations under that subservicing agreement.

         With the approval of the master servicer, a subservicer may delegate its servicing obligations to third-party servicers, but that subservicer will remain obligated under the related subservicing agreement. Each subservicer will be required to perform the customary functions of a servicer, including:

         o collection of payments from mortgagors and remittance of those collections to the master servicer;
         o maintenance of hazard insurance and filing and settlement of claims thereunder, subject in some cases to the right of the master servicer to approve in advance any such settlement;
         o maintenance of escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by the mortgagor under the mortgage loan;
         o processing of assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the master servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; o attempting to cure delinquencies; and o maintaining accounting records relating to the mortgage loans.

         A subservicer may also be required to supervise foreclosures and inspect and manage mortgaged properties. A subservicer will also be obligated to make Advances to the master servicer for delinquent installments of principal and interest, net of any subservicing or other compensation, on mortgage loans, as described more fully under "Description of the Certificates--Advances," and in respect of some taxes and insurance premiums not paid on a timely basis by mortgagors. In addition, a subservicer is obligated to pay to the master servicer interest on the amount of any partial prepayment of principal received and applied to reduce the outstanding principal balance of a mortgage loan from the date of application of that payment to the first day of the following month. Any amounts paid by a subservicer pursuant to the preceding sentence will be for the benefit of the master servicer as additional servicing compensation. No assurance can be given that the subservicers will carry out their Advance or payment obligations with respect to the mortgage loans. A subservicer may, as limited by the terms of the related prospectus supplement, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding Corporation's loan purchase programs, but only with the approval of the master servicer.

         As compensation for its servicing duties, the subservicer will be entitled to a monthly servicing fee, to the extent the related mortgage loan payment has been collected, in a minimum amount set forth in the related prospectus supplement. The subservicer or master servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties, as provided in the mortgage note or related instruments. The subservicer will be reimbursed by the master servicer for some expenditures which it makes, in most cases to the same extent that the master servicer would be reimbursed under the applicable pooling and servicing agreement. In some instances, the subservicer will receive additional compensation in the form of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate that the depositor or Residential Funding Corporation, as the case may be, required at the time it committed to purchase the mortgage loan. See "The Pooling and Servicing Agreement-- Servicing and Other Compensation and Payment of Expenses."

         Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

         Each subservicer will be required to service each mortgage loan under the terms of the subservicing agreement for the entire term of that mortgage loan, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. In accordance with applicable law, the master servicer may terminate a subservicing agreement immediately upon the giving of notice upon stated events, including the violation of the subservicing agreement by the subservicer, or upon sixty days' notice to the subservicer without cause upon payment of an amount equal to approximately 2% of the aggregate outstanding principal balance of all mortgage loans, including the mortgage loans, serviced by such subservicer under a subservicing agreement.

         The master servicer may agree with a subservicer to amend a subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as servicer of the related mortgage loans or enter into one or more new subservicing agreements. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the subservicer which it replaces. If the master servicer enters into a new subservicing agreement, each new subservicer must either be a seller, meet the standards for becoming a seller or have servicing experience that is otherwise satisfactory to the master servicer.

         The master servicer may make reasonable efforts to have the new subservicer assume liability for the representations and warranties of the terminated subservicer, but no assurance can be given that such an assumption will occur and, in any event, if the new subservicer is an affiliate of Residential Funding Corporation the liability for such representations and warranties will not be assumed by the new subservicer. In the event of this type of assumption, the master servicer may in the exercise of its business judgment release the terminated subservicer from liability in respect of the representations and warranties. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described in this prospectus which are in effect in the original subservicing agreements. However, the pooling and servicing agreement for each trust will provide that any amendment or new agreement may not be inconsistent with or violate the related pooling and servicing agreement in a manner which would materially and adversely affect the interests of the certificateholders.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

         The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the related prospectus supplement.

         Each series of certificates may consist of any one or a combination of the following:
         o        a single class of certificates;
         o two or more classes of senior certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates subordinated thereto, and as to which some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as described in the respective prospectus supplement;
         o one or more classes of mezzanine certificates which are subordinate certificates but which are senior to other classes of subordinate certificates in respect of such distributions or losses;
         o one or more classes of strip certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
         o two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes", or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of accrual certificates with respect to which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs; or o other types of classes of certificates, as described in the related prospectus supplement.


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




         Credit support for each series of certificates will be provided by a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under "Subordination" or by any combination of the foregoing.


FORM OF CERTIFICATES

         As specified in the related prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the related prospectus supplement.

         If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or CEDEL Bank, SA or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the related prospectus supplement. As to any class of book-entry certificates so issued, the record holder of those certificates will be DTC's nominee. CEDEL Bank, SA and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL Bank, SA's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the CEDEL Bank, SA and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

         Unless otherwise specified in the related prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the certificates through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee or the master servicer as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

         Because of time zone differences, the securities account of a CEDEL Bank, SA or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of CEDEL Bank, SA or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for CEDEL Bank, SA or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or CEDEL Bank, SA participants on that business day. Cash received in CEDEL Bank, SA or Euroclear System as a result of sales of securities by or through a CEDEL Bank, SA participant or Euroclear System participant to a DTC participant, other than the depositary for CEDEL Bank, SA or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant CEDEL Bank, SA or Euroclear System cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between CEDEL Bank, SA participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Bank, SA participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Bank, SA participants and Euroclear System participants may not deliver instructions directly to the depositaries.

         CEDEL Bank, SA, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL Bank, SA participants through electronic book-entry changes in accounts of CEDEL Bank, SA participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL Bank, SA is subject to regulation by the Luxembourg Monetary Institute.

         Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

         The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any Class to the extent that participants authorize those actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF TRUST ASSETS

         At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the related prospectus supplement, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Excluded Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio at origination or modification, without regard to any secondary financing.

         If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:
         o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;
         o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, on the related financing statement;
         o an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS(R) System or, with respect to a Cooperative Loan, an assignment of the related proprietary lease or occupancy agreement; and
         o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

         The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. With respect to those mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Residential Funding Corporation will agree to repurchase or substitute for that type of mortgage loan in some circumstances (see "Mortgage Loan Program--Representations by Sellers").

         In the event that, with respect to any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related subservicer. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's or nominee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the related prospectus supplement.

         With respect to any Puerto Rico mortgage loans, the mortgages with respect to those mortgage loans either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

         Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the related prospectus supplement.


REVIEW OF MORTGAGE LOANS

         The trustee or the custodian will hold documents in trust for the benefit of the certificateholders, and within 45 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer and the depositor, the former of which shall notify the related subservicer or seller, as the case may be. If the subservicer or seller does not cure the omission or defect within 60 days after notice is given to the master servicer, the subservicer or seller, as the case may be, will be obligated to purchase within 90 days of such notice the related mortgage loan from the trustee at its purchase price or, except in the case of a Designated Seller Transaction, substitute for such mortgage loan under the conditions specified in the related prospectus supplement. The master servicer will be obligated to enforce this obligation of the subservicer or seller, as the case may be, to the extent described in this prospectus under "Mortgage Loan Program--Representations by Sellers" but in accordance with the provisions described in this prospectus under "--Realization Upon Defaulted Mortgage Loans." There can be no assurance that the applicable subservicer or seller will fulfill its obligation to purchase any mortgage loan. Neither the master servicer nor the depositor will be obligated to purchase or substitute for a mortgage loan if the subservicer or seller, as the case may be, defaults on its obligation to do so. This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

         The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to maintain possession of and review documents relating to the mortgage loans as the agent of the trustee. The identity of any custodian will be set forth in the related prospectus supplement.

         With respect to the mortgage loans in a mortgage pool, except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities or unless otherwise specified in the related prospectus supplement, the depositor will make limited representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy, in all material respects, of some identifying information in respect of each such mortgage loan, for example, original LTV ratio, principal balance as of the cut-off date, mortgage rate and maturity. Upon a breach of any of this type of representation which materially adversely affects the interests of the certificateholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution by Residential Funding Corporation as described in this prospectus under "Mortgage Loan Program--Representations by Sellers." However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of that breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Upon a breach of any of this type of representation of the master servicer which materially adversely affects the interests of the certificateholders in a mortgage loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at its purchase price, less unreimbursed Advances made by the master servicer with respect to the mortgage loan, or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution described in this prospectus under "Mortgage Loan Program--Representations by Sellers." This purchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

         In accordance with the terms of each pooling and servicing agreement, the master servicer, either directly or through subservicers, will service and administer the mortgage loans assigned to the trustee.


SPREAD

         The depositor, the master servicer or any of their affiliates, or any other entity specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage loans or mortgage securities. The payment of any portion of interest in this manner will be disclosed in the related prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage loans or mortgage securities. Any payment of this sort in respect of the mortgage loans or mortgage securities will represent a specified portion of the interest payable thereon and as specified in the related prospectus supplement, will either be Excess Spread or Excluded Spread. The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the mortgage loans or mortgage securities will be allocated between the owners of any Excess Spread or Excluded Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.


PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

         Each subservicer servicing a mortgage loan under a subservicing agreement will establish and maintain an Subservicing Account. Except as otherwise permitted by the applicable nationally recognized statistical rating agency or agencies maintaining a rating on the certificates of that series, a Subservicing Account must be segregated and may not be established as a general ledger account, and only principal and interest payments and escrow payments from mortgage loans serviced for Residential Funding Corporation may be held therein.

         A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts described in this prospectus under "Mortgage Loan Program--Subservicing by Sellers" that are received by it in respect of the mortgage loans, less its servicing or other compensation. On or before the date specified in the subservicing agreement, which date may be no later than the business day prior to the determination date referred to below and is currently the 18th day of each month or, if that day is not a business day, the preceding business day, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing Account with respect to mortgage loans that are required to be so remitted, with the exception of prepayments in full, some partial prepayments and Liquidation Proceeds which must be remitted to the master servicer within five business days of receipt. The subservicer is also required to advance on the scheduled date of remittance any monthly installment of principal and interest, less its servicing or other compensation, on any mortgage loan for which payment was not received from the mortgagor. Unless otherwise specified in the related prospectus supplement, this obligation of the subservicer to advance continues through the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired by the trust by deed in lieu of foreclosure. The certificateholders are not entitled to any of these Advances made by a subservicer. Each subservicer may also be required to pay to the master servicer, for the master servicer's account, interest, net of its servicing or other compensation, on any partial prepayment of principal received during a month and applied by the subservicer prior to the first day of the following month, from the date of application of the payment to the first day of the following month.

         The master servicer will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which, except as otherwise provided therein, generally will include the following:
         o all payments on account of principal of the mortgage loans comprising a trust;
         o all payments on account of interest on the mortgage loans comprising that trust, net of the portion of each payment thereof retained by the subservicer, if any, as its servicing or other compensation;
         o        liquidation proceeds;
         o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;
         o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders, as described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account";
         o all proceeds of any mortgage loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, Residential Funding Corporation, any subservicer or seller or any other person under the terms of the pooling and servicing agreement;
         o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account, as described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account"; and
         o any amounts required to be transferred from the Certificate Account to the Custodial Account.

         See "Mortgage Loan Program--Representations by Sellers," "--Assignment of mortgage loans" above and "Purchase Obligations."

         In addition to the Custodial Account, the master servicer will establish and maintain the Certificate Account). Both the Custodial Account and the Certificate Account must be either:
         o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;
         o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;
         o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;
         o in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or
         o any other account or accounts acceptable to any applicable rating agency (an "ELIGIBLE ACCOUNT").

         The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account". The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

         Unless otherwise described in the related prospectus supplement, not later than the business day preceding each distribution date, the master servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

         o the amount of any Advances made by the master servicer as described herein under "--Advances;"
         o any payments under any letter of credit, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under "Description of Credit Enhancement" below;
         o any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the mortgage loans as described under "Insurance Policies on Mortgage Loans" below;
         o any distributions received on any mortgage securities included in the trust; and
         o any other amounts as described in the related pooling and servicing agreement.

         The portion of any payment received by the master servicer in respect of a mortgage loan that is allocable to Excess Spread or Excluded Spread, as applicable, will typically be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

         Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the related prospectus supplement, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

         With respect to each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy- Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. Unless otherwise specified in the related prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buydown plan or
(ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as set forth in the Client Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

         Neither the master servicer nor the depositor will be obligated to add to any discounted Buy- Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. With respect to each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the subservicing agreement described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account" the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buydown plan. The Buy-Down Funds will in no event be a part of the related trust.

         If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buydown plan any Buy- Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy- Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down mortgage loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

         Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the Buy-Down Agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down mortgage loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred in respect of such default.


WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

         The master servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically described in the related pooling and servicing agreement, which (except as otherwise provided therein) will include the following:
         o to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described in this prospectus under "Payments on Mortgage Loans; Deposits to Certificate Account;"
         o to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments or collections on the mortgage loan with respect to which those Advances or Servicing Advances were made;

         o to pay to itself or any subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each mortgage loan;
         o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;
         o to pay to itself, a subservicer, Residential Funding Corporation, the depositor or the seller all amounts received with respect to each mortgage loan purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;
         o to pay the depositor or its assignee, or any other party named in the related prospectus supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each mortgage loan, including any mortgage loan as to which title to the underlying mortgaged property was acquired;
         o to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the pooling and servicing agreement as described in the related prospectus supplement;
         o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the pooling and servicing agreement;
         o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and
         o to clear the Custodial Account of amounts relating to the corresponding mortgage loans in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."


DISTRIBUTIONS

         Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the related prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled thereto will be made either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month.

         Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if the certificateholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the certificate register. Except as otherwise provided in the related pooling and servicing agreement, the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

  PRINCIPAL AND INTEREST ON THE CERTIFICATES

         The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the related prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The related prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the related prospectus supplement, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If so specified in the related prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         On each distribution date for a series of certificates, the trustee or the master servicer on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution Amount.

         In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the related prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class unless otherwise set forth in the related prospectus supplement.

         Except as otherwise provided in the related pooling and servicing agreement, on or prior to the 20th day, or, if the 20th day is not a business day, the next business day, of the month of distribution, the master servicer will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.


EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, in June 1999:


DATE                NOTE                 DESCRIPTION
----                ----                 -----------

June 1               (A)        Cut-off date.

                                Subservicers receive any Principal
June 2-30            (B)          Prepayments and applicable interest thereon.

June 30              (C)        record date.

                                The due dates for payments on a
June 2-July 1        (D)          mortgage loan.

                                Subservicers remit to the Master
                                  Servicer scheduled payments of principal and
                                  interest due during the related Due Period and
July 16              (E)          received or advanced by them.

July 20              (F)        Determination date.

July 26              (G)        Distribution date.

Succeeding months follow the pattern of (B) through (G), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different prepayment periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those set forth above.

-------------

(A) The initial principal balance of the mortgage pool will be the aggregate principal balance of the mortgage loans at the close of business on June 1 after deducting principal payments due on or before that date. Those principal payments due on or before June 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on June 1 are not part of the mortgage pool and will not be passed through to certificateholders.



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



(B) Any Principal Prepayments may be received at any time during this period and will be remitted to the master servicer as described in (E) below for distribution to certificateholders as described in (F) below. When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C) Distributions on July 26--because July 25, 1999 is not a business day--will be made to certificateholders of record at the close of business on June 30.

(D)   Scheduled principal and interest payments are due from mortgagors.

(E) Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts (or will be otherwise managed in a manner acceptable to the Rating Agencies) as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts to the master servicer will be remitted on July 16-- because July 18, 1999 is not a business day--together with any required Advances by the subservicers, except that Principal Prepayments in full and Principal Prepayments in part received by subservicers during the month of December will have been remitted to the master servicer within five business days of receipt.

(F) On July 20, the master servicer will determine the amounts of principal and interest which will be passed through on July 26 to the holders of each class of certificates. The master servicer will be obligated to distribute those payments due during the related Due Period which have been received from subservicers prior to and including July 16, as well as all Principal Prepayments received on mortgage loans in June, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on July 26 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund and amounts Advanced by the master servicer under the circumstances described in "Subordination" and "--Advances."

(G) On July 26, the amounts determined on July 20 will be distributed to certificateholders.

      If provided in the related prospectus supplement, the distribution date with respect to any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.




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



ADVANCES

         As to each series of certificates, the master servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

         The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Collection and Other Servicing Practices," and no Advance will be required in connection with any reduction in amounts payable under the Soldiers and Sailors Relief Act of 1940, or Relief Act, or as a result of certain actions taken by a bankruptcy court. As specified in the related prospectus supplement with respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's advancing obligations will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement, and may differ from the provisions relating to Advances described in this prospectus.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer out of recoveries on the related mortgage loans for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage loan purchased by the depositor, Residential Funding Corporation, a subservicer or a seller.

         Advances may also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. With respect to any senior/subordinate series, so long as the related subordinate certificates remain outstanding and limited with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced may be reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. Notwithstanding the foregoing, if the master servicer exercises its option, if any, to purchase the assets of a trust as described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" below, the master servicer will be deemed to have been reimbursed for all related Advances previously made by it and not theretofore reimbursed to it.


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



         The master servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the certificates may also be downgraded.


PREPAYMENT INTEREST SHORTFALLS

         When a mortgagor prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

         If so specified in the related prospectus supplement, to the extent funds are available from the Servicing Fee, the master servicer may make an additional payment to certificateholders with respect to any mortgage loan that prepaid in full during the related prepayment period equal to the Compensating Interest for that mortgage loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the related prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See "Yield Considerations."


REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the master servicer will forward or cause to be forwarded to each certificateholder of record a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):
         o the amount, if any, of the distribution allocable to principal;
         o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;
         o the aggregate unpaid principal balance of the mortgage loans after giving effect to the distribution of principal on that distribution date;
         o the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on that distribution date;
         o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of mortgage loans in the related mortgage pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

         o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;
         o the balance of the reserve fund, if any, at the close of business on that distribution date;
         o the percentage of the outstanding principal balances of the senior certificates, if applicable, after giving effect to the distributions on that distribution date;
         o the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;
         o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;
         o in the case of certificates benefitting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under the alternative arrangements as of the close of business on the applicable determination date;
         o the servicing fee payable to the master servicer and the subservicer; and
         o with respect to any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

         In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

         In addition, to the extent described in the related pooling and servicing agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported pursuant to the first two items in the list above for that calendar year or, in the event the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.


COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the mortgage loans. The master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. With respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be pursuant to the terms of those mortgage securities.

         Under its subservicing agreement, a subservicer is granted discretion to extend relief to mortgagors whose payments become delinquent. A subservicer may grant a period of temporary indulgence, in most cases up to three months, to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the master servicer. Most other types of forbearance require master servicer approval. Neither indulgence nor forbearance with respect to a mortgage loan will affect the pass-through rate or rates used in calculating distributions to certificateholders. See "--Distributions."

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of reducing the mortgage rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related certificates.

         In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

         In any case in which property subject to a mortgage loan, other than an ARM loan described below, is being conveyed by the mortgagor, the master servicer, directly or through a subservicer, shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the related property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to specified conditions. The original mortgagor may be released from liability on a mortgage loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan.

         An ARM loan may be assumed if the ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for that ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the related prospectus supplement. See "Certain Legal Aspects of mortgage loans--Enforceability of Certain Provisions" in this prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be altered.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

         The master servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.


SPECIAL SERVICING AND SPECIAL SERVICING AGREEMENTS

         The pooling and servicing agreement for a series of certificates may name a Special Servicer. The Special Servicer may have discretion to extend relief to certain mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a repayment plan providing for repayment of arrearages by the mortgagor, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

         In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, with respect to some delinquent mortgage loans:
         o instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to certificateholders in the event that Liquidation Proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;
         o instruct the master servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders;
         o become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's servicing guidelines; or
         o the related prospectus supplement may provide for the other types of special servicing arrangements.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

         In the event that title to any acquisition of title and cancellation of any REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust until it is converted into a Liquidated Mortgage Loan.

          For purposes of calculations of amounts distributable to certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor, so long as the REO Mortgage Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time to the extent provided in the related pooling and servicing agreement, for making payments to certificateholders.



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



         With respect to a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee.

         Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         With respect to some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or REO Mortgage Loan will be removed from the trust prior to its final liquidation. If a final liquidation of a mortgage loan resulted in a Realized Loss and within two years thereafter the master servicer receives a subsequent recovery specifically related to that mortgage loan, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the then-current certificateholders of any outstanding class to which the Realized Loss was allocated, with the amounts to be distributed allocated among such classes in the same proportions as such Realized Loss was allocated, provided that no such distributions of subsequent recoveries, together with any other reimbursement amounts, exceed the total amount of the Realized Loss that was allocated to that class. In the event that any class of certificates to which such Realized Loss was allocated is no longer outstanding, any subsequent recovery shall be distributed to the persons who were the holders of that class of certificates when it was retired. In the case of a series of certificates other than a senior/subordinate series, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the related credit enhancement, subsequent recoveries are received. If a defaulted mortgage loan or REO Mortgage Loan is not so removed from the trust, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain that gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans."

         For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan, see "Certain Legal Aspects of Mortgage Loans."


                                  SUBORDINATION

GENERAL

         A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the related prospectus supplement. Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the related prospectus supplement. In addition, some classes of Senior or subordinate certificates may be senior to other classes of Senior or subordinate certificates, as specified in the related prospectus supplement.

         With respect to any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the related prospectus supplement. Generally, with respect to any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the related prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

         If so provided in the pooling and servicing agreement, the master servicer may be permitted, under certain circumstances, to purchase any mortgage loan that is three or more months delinquent in payments of principal and interest, at the purchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan will be borne by the then-current certificateholders of the class or classes that would have borne that Realized Loss if the mortgage loan had not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related Series.

         In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the Subordinate certificateholders to receive distributions will be subordinate to the rights of the Senior certificateholders and the owner of the Excess Spread and as to certain classes of subordinate certificates, may be subordinate to the rights of other Subordinate certificateholders.



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



         Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement.

         Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the related prospectus supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and with respect to the Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to other specified types of losses, as described in the related prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates or as otherwise specified in the related prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency, as described in the related prospectus supplement, that the then-current rating of the related series of certificates will not be adversely affected.

         In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

         The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any of the mortgage loans, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the related prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.



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



         If so provided in the related prospectus supplement, some amounts otherwise payable on any distribution date to holders of certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the related prospectus supplement.

         In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the related prospectus supplement. The rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the related prospectus supplement. As specified in the related prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

         With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the related prospectus supplement.


OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit support with respect to each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:
         o        Defaulted Mortgage Losses;
         o        Special Hazard Losses;
         o        Bankruptcy Losses; and
         o        Fraud Losses.

         Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not


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covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

         As described in this prospectus and in the related prospectus supplement,

         o coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,
         o coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,
         o coverage with respect to Bankruptcy Losses may be provided by a bankruptcy policy and
         o        coverage with respect to Fraud Losses
may be provided by a mortgage pool insurance policy or mortgage repurchase bond. In addition, if so specified in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under "Subordination," or in the form of a certificate insurance policy, a letter of credit, mortgage pool insurance policies, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the related prospectus supplement, or in the form of a combination of two or more of the foregoing.

         In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related prospectus supplement. Coverage may also be provided by representations made by Residential Funding Corporation or the depositor. If so specified in the related prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by such insurance policy. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

         Each prospectus supplement will include a description of:
         o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;
         o any conditions to payment thereunder not otherwise described in this prospectus;


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



         o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and
         o the material provisions of any agreement relating to the credit support.

         Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

         The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which generally will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.


LETTERS OF CREDIT

         If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the related prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.


MORTGAGE POOL INSURANCE POLICIES

         Any insurance policy covering losses on a pool of mortgage loans obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As described under "--Maintenance of Credit Enhancement," the master servicer will use its best reasonable


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



efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the related prospectus supplement, the mortgage pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

         Each mortgage pool insurance policy will provide that no claims may be validly presented thereunder unless, among other things:
         o any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;
         o hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer;
         o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition, reasonable wear and tear excepted, at the cut-off date; and
         o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

         Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery


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



under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that
(a) restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, except if specified in the related prospectus supplement an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a seller may also have occurred. That breach, if it materially and adversely affects the interests of certificateholders and cannot be cured, would give rise to a purchase obligation on the part of the seller, as described under "Mortgage Loan Program--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the depositor or Residential Funding Corporation.

         The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of mortgage loans and Related Matters--Foreclosure." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates--Advances."

         Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such


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



coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.


SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the related prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

         In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer or the subservicer with respect to the related property.

         If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.



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



         To the extent described in the related prospectus supplement, coverage for Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.


BANKRUPTCY POLICIES

         In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral, at a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the mortgage loan would become an unsecured creditor to the extent the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgaged property, and any related Additional Collateral, by the bankruptcy court.

         In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including a Debt Service Reduction. See "Certain Legal Aspects of mortgage loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the related prospectus supplement. The level of coverage under each bankruptcy policy will be set forth in the related prospectus supplement.


RESERVE FUNDS

         If so specified in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related pooling and servicing agreement. In the alternative or in addition to that deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related certificates, from the Excess Spread, Excluded Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

         With respect to any series of certificates as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.


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



Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the related prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates, if set forth in the related prospectus supplement.

         The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.


CERTIFICATE INSURANCE POLICIES; SURETY BONDS

         If so specified in the related prospectus supplement, the depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or Agencies rating the certificates offered, as specified in the related prospectus supplement, insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the related prospectus supplement.


MAINTENANCE OF CREDIT ENHANCEMENT

         If credit enhancement has been obtained for a series of certificates, the master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.



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         The master servicer, the Servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, in the event the related insurer ceases to be a Qualified Insurer, the master servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy with a total coverage equal to the then outstanding coverage of the policy. If the cost of the replacement policy is greater than the cost of the existing policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. In the event that a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by the Federal Home Loan Mortgage Corporation, or Freddie Mac, the Federal National Mortgage Association or Fannie Mae or any successor entity, the master servicer will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.


REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis


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in accordance with a schedule or formula set forth in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby.

         Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.


             OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES


SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of certificateholders from adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

         The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the certificates of any series.

         There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.


PURCHASE OBLIGATIONS

         Some types of mortgage loans and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans may apply to those mortgage loans or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the related prospectus supplement, each purchase obligation with respect to mortgage loans will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligation relate.


                      INSURANCE POLICIES ON MORTGAGE LOANS

         Each mortgage loan will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy or an alternative form of coverage, as described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.


PRIMARY INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, (i) each mortgage loan having a LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty


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



insurance policy insuring against default on the mortgage loan up to an amount set forth in the related prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a LTV ratio equal to or less than 80%, and (ii) the depositor will represent and warrant that, to the best of the depositor's knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described herein under "Description of Credit Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

         Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the Servicer.

         While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer will usually differ from those in Primary Insurance Policies issued by other primary insurers, each primary insurance policy generally will pay either:

         o the insured percentage of the loss on the related mortgaged property;
         o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or
         o at the option of the primary insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:
         o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;


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         o        hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;
         o        amounts expended but not approved by the primary insurer;
         o        claim payments previously made on the mortgage loan; and
         o        unpaid premiums and other amounts.

         As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:
         o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;
         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and
         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any certificates offered under this prospectus, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the related prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy. If the depositor gains knowledge that as of the closing date, a mortgage loan had a LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy (and was not included in any exception to the standard or covered by alternate credit enhancement as described in the related prospectus supplement) and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.


STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

         The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a


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blanket policy insuring against losses on the mortgage loans. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

         The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement generally requires the master servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the related prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.


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                                  THE DEPOSITOR

         The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware on January 25, 1985. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the related prospectus supplement.

         The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.


                         RESIDENTIAL FUNDING CORPORATION

         Unless otherwise specified in the related prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or manager for a series of certificates.

         Residential Funding Corporation buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located in California, New York, Florida, Georgia and Maryland. At December 31, 1998, Residential Funding Corporation was master servicing a first lien loan portfolio of approximately $55.0 billion and a second lien loan portfolio of approximately $2.9 billion.

         Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which that information is available on the portfolio of loans for which it acts as master servicer and that were originated under its modified loan purchase criteria will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced with respect to any particular series of certificates.


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                       THE POOLING AND SERVICING AGREEMENT

         As described in this prospectus under "Description of the Certificates--General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the master servicer for its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement, which may vary under some circumstances, of the outstanding principal balance of each mortgage loan, and that compensation will be retained by it from collections of interest on the mortgage loan in the related trust, after provision has been made for the payment of interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, to certificateholders and for the payment of any Excess Spread or Excluded Spread, at the time the collections are deposited into the applicable Custodial Account. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or manager for servicing and administering the mortgage securities on behalf of the holders of the certificates may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of those mortgage securities and may be retained from distributions of interest thereon, if so specified in the related prospectus supplement.

         As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate specified at the time the depositor or Residential Funding Corporation, as the case may be, committed to purchase the mortgage loan. See "Mortgage Loan Program--Subservicing by Sellers." subservicers will be required to pay to the master servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal Prepayment. The master servicer will retain these amounts to the extent collected from subservicers. In addition, the master servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue from the investment of funds in the Custodial Account or the applicable Certificate Account, to the extent not applied as Compensating Interest, or in a Subservicing Account, as the case may be. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation therefor.



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         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.


EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement will provide that the master servicer will, with respect to each series of certificates, deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, an officer's certificate stating that:
         o a review of the activities of the master servicer during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including that pooling and servicing agreement has been made under the supervision of that officer;
         o to the best of the officer's knowledge, based on the review, the master servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under the pooling and servicing agreement throughout that year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of the noncompliance or specify each default known to the officer and the nature and status thereof; and
         o to the best of the officers' knowledge, each subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its subservicing agreement in all material respects throughout that year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

         In addition, each pooling and servicing agreement will provide that the master servicer will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an


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examination conducted by that firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to any exceptions and other qualifications that, in the opinion of the firm, the accounting standards require it to report. In rendering its statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement for each series of certificates will provide that the master servicer may not resign from its obligations and duties thereunder except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         Each pooling and servicing agreement will also provide that, except as described below, neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith under the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans, except any such loss, liability or expense otherwise reimbursable under the pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

         In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the


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parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for the legal expenses and costs out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that (i) that person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) the merger, consolidation or succession does not adversely affect the then-current rating of the classes of certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and that person is reasonably satisfactory to the depositor and the trustee. In the case of any assignment of this type, the master servicer will be released from its obligations under the pooling and servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.


EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement for a series of certificates will include: o any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class; o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25% of the aggregate percentage interests constituting that class; and o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations.


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          A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.


RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, other than any rights of the master servicer as certificateholder, covering the trust and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise set forth in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement (except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer) unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.




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AMENDMENT

         Each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of the related certificateholders:
         o        to cure any ambiguity;
         o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;
         o to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that
                  (a) the Certificate Account deposit date may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and
                  (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency as specified in the related prospectus supplement;
         o if an election to treat the related trust as a "real estate mortgage investment conduit" or, REMIC has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) that action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency as specified in the related prospectus supplement, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non- permitted transferee; o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or o to amend any provision that is not material to holders of any class of related certificates.

         The pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may


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(i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.


TERMINATION; RETIREMENT OF CERTIFICATES

         The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to the certificateholders following the earlier of
         o the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last mortgage loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan and
         o the purchase by the master servicer or the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates (see "Material Federal Income Tax Consequences" below) from the trust for such series of all remaining mortgage loans and all property acquired in respect of the mortgage loans.

         Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans. In addition to the foregoing, the master servicer or the depositor may have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner described in the related prospectus supplement. Upon the purchase of such certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer or the depositor. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing


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agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer because of the related termination.

         Any purchase described in the preceding paragraph of mortgage loans and property acquired relating to the mortgage loans evidenced by a series of certificates shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage loans and related property will be in accordance with the criteria, and will be at the price, set forth in the related prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         In addition to the optional repurchase of the property in the related trust, if so specified in the related prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer and the depositor become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call certificateholder, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.


THE TRUSTEE

         The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding
Corporation.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent.


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Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                              YIELD CONSIDERATIONS

         The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if so specified in the related prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

         Each monthly interest payment on a mortgage loan will be calculated as one-twelfth of the applicable mortgage rate multiplied by the principal balance of the mortgage loan outstanding as of the first day of the related due date for the mortgage loan, subject to any deferred interest. The amount of payments with respect to each mortgage loan distributed, or accrued in the case of deferred interest or accrual certificates, monthly to holders of a class of certificates entitled to payments of interest will be similarly calculated, unless otherwise specified in the prospectus supplement, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the related prospectus supplement. holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average mortgage rate of the underlying mortgage loans will be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the strip certificates, as applicable.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual.

         A class of certificates may be entitled to payments of interest at a fixed pass-through rate, a variable pass-through rate or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the related prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Excess Spread or Excluded Spread, of the related mortgage loans for the month preceding the


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distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

         The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made for the mortgage loans by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See "Mortgage Loan Program--Representations by Sellers" and "Descriptions of the Certificates--Assignment of Mortgage Loans" above. In addition, if the index used to determine the pass-through rate for the certificates is different than the index applicable to the mortgage rates, the yield on the certificates will be sensitive to changes in the index related to the pass-through rate and the yield on the certificates may be reduced by application of a cap on the pass-through rate based on the weighted average of the Net Mortgage Rates.

         In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage loans occur at a rate faster than assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of certificates having a class entitled to payments of interest only or disproportionate payments of interest. This type of class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of certificates.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase of the mortgage loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series


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of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the mortgage rate by 365. Prepayments in full generally will reduce the amount of interest distributed in the following month to holders of certificates entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest distributed to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Certificates--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans with LTV ratios greater than 80% and with no primary insurance policies. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer as described in this prospectus under "Description of the Certificates--Collection and Other Servicing Practices," in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

         The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of Mortgage Loans."

         With respect to some mortgage loans, including ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan


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usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under Residential Funding Corporation's underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination--initial mortgage rates are typically lower than the sum of the Indices applicable at origination and the related Note Margins)--the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

         The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, with respect to ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

         For each mortgage pool, if all necessary Advances are made and if there is no unrecoverable loss on any mortgage loan, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of certificates entitled to payments of interest an amount which is equal to one month's interest at the applicable pass-through rate on that class's principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any Principal Prepayments and the addition of any deferred interest to the principal balance of any mortgage loan. See "Description of the Certificates--Principal and Interest on the Certificates."


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience, the timing and


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rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans in a mortgage pool will affect the life and yield of the related series of certificates.

         With respect to Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates and/or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the mortgage loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the related prospectus supplement.

         The following is a list of factors that may affect prepayment experience: o homeowner mobility; o economic conditions; o changes in mortgagors' housing needs; o job transfers; o unemployment; o mortgagors' equity in the properties securing the mortgages; o servicing decisions; o enforceability of due-on-sale clauses; o mortgage market interest rates; o mortgage recording taxes; o solicitations and the availability of mortgage funds; and o the obtaining of secondary financing by the mortgagor.

         Unless otherwise specified in the related prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. Unless the related prospectus supplement indicates otherwise, the master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or


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proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

         An ARM Loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See "Description of the Certificates--Collection and Other Servicing Procedures" and "Certain Legal Aspects of mortgage loans and Related Matters--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal developments that may affect the prepayment experience on the mortgage loans.

         In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

         A subservicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.



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         The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. For example, published principal balance information for Freddie Mac and Fannie Mae securities backed by conventional fixed-rate mortgage loans indicates that the prepayment rates for those mortgage securities were substantially lower during the high interest rate climate prevailing during 1980, 1981 and early 1982 than the prepayment rates during 1985 and 1986 when prevailing interest rates declined. In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico and, accordingly, prepayments on those loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

         Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:
         o not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;
         o not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan; and
         o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Note Margin, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

         As a result, the mortgage rates on the ARM loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of any series of certificates.

         Under some circumstances, the master servicer, the depositor or, if specified in the related prospectus supplement, the holders of the REMIC residual certificates may have the option to purchase the mortgage loans in a trust. See "The Pooling and Servicing Agreement--termination; Retirement of Certificates."


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.



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THE MORTGAGE LOANS


  GENERAL

         The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

         There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, the grantee's authority under a deed to secure debt generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust, transactions, the directions of the beneficiary.


  COOPERATIVE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon,


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or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

         Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

         An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.
Similarly,
a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

         Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital


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or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.


  TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Internal Revenue Code of 1986, or Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of
Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.


  FORECLOSURE ON MORTGAGE LOANS

         Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any


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default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale.
However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust or deed to secure debt, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may


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not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."


 FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

         Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgage property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

         There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

         Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.


  FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the


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Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

         Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may


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adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.


  RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.


  ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In


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some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

         In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal


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bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

         Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Some of the mortgage loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required.


  ENFORCEABILITY OF CERTAIN PROVISIONS

         Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms,


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subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.


  APPLICABILITY OF USURY LAWS

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, or OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected,


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any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Unless otherwise described in the related prospectus supplement, each seller of a mortgage loan, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.


  ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans, adjustable rate Cooperative Loans, and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary;
         o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,
         o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and
         o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.
Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.


ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a


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mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the


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depositor nor any master servicer will be required by any Agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

          Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. With respect to mortgage loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.



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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


NEGATIVE AMORTIZATION LOANS

         A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple


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interest basis. The court did not address the applicability of the Alternative
Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.



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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors) may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder.

         The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         In the event that a REMIC election is not made upon the issuance of a particular Series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.



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         The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.


REMICS

  CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests,"or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences". Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.


  CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code


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to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.


  TIERED REMIC STRUCTURES

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under
Section 7701(a)(19)(C) of the Internal Revenue Code, and


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whether the income on the certificates is interest described in Section
856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.


  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES


         GENERAL

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.


         ORIGINAL ISSUE DISCOUNT

         Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of


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REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.


         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution ate, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is


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



recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount


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rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.


         MARKET DISCOUNT

         A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under


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Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "-- Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:
         o        on the basis of a constant yield method,
         o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest


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                  remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or
         o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.
Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


         PREMIUM

         A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method,


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further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.


         REALIZED LOSSES

         Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.


TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES


         GENERAL

         As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate generally will be required to report its daily portion


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of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that Certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual


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certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.


TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC regular certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to the possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC regular certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue


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Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC regular certificates--Original Issue Discount," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

         If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.


BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related


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certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

         The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "--General."


         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.


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         In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC residual certificateholders, an excess inclusion:
         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,
         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and
         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.
See, however, "--Foreign Investors in REMIC certificates."

         Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any


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



amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.


         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.



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         MARK-TO-MARKET RULES

         The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to- Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.


         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities


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beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.


         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

         If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: THE PRODUCT OF

         (1) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and
         (2) the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:
         o residual interests in the entity are not held by Disqualified Organizations; and
         o information necessary for the application of the tax described herein will be made available.

         Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:
         (1) requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;
         (2) providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and
         (3) granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.


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         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.


         SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and


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



previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates-- Discount."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue
Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.


         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the


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



REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.


         TERMINATION

         A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.


         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as


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partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the REMIC Administrator in the related pooling and servicing agreement or REMIC Administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

         As the tax matters person, the REMIC Administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a


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constant yield method requires information relating to the holder's purchase price that the REMIC Administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the REMIC Administrator at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.


         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August


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19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

          In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

         NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued New Regulations. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.


                        STATE AND OTHER TAX CONSEQUENCES

          In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.


                              ERISA CONSIDERATIONS



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          Sections 404 and 406 of the Employee Retirement Income Security Act of
1974, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which those ERISA plans are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on Tax- Favored Plans.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and if no election has been under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

          In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving "plan assets" of ERISA plans and Tax-Favored Plans, or ERISA plans, and Parties in Interest, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.


ERISA PLAN ASSET REGULATIONS

         An investment of ERISA plan assets in certificates may cause the underlying mortgage loans, mortgage securities or any other assets included in a trust to be deemed "plan assets" of the Plan. The U.S. Department of Labor, or DOL has promulgated regulations at 29 C.F.R. Section 2510.3-101 or, DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when a ERISA plan assets acquires an "equity interest", such as a certificate, in that entity.

         Because of the factual nature of some of the rules in the DOL Regulations, ERISA plan assets either may be deemed to include an interest in the assets of an entity, including a trust, or may be deemed merely to include a Plan's interest in the instrument evidencing such equity interest, such as a certificate. Therefore, neither Plans nor such entities should acquire or hold certificates in


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



reliance upon the availability of any exception under the DOL Regulations. For purposes of this section, the term ERISA plan or "assets of an ERISA plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of some entities in which a ERISA plan invests.

         The prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or certain affiliates of those entities to be considered or become Parties in Interest with respect to an investing ERISA plan or of a ERISA plan holding an interest in such an entity. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan assets could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code, unless some statutory or administrative exemption is available. Certificates acquired by a ERISA plan would be assets of that Plan. Under the DOL Regulations, a trust, including the mortgage loans, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates. Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, with respect to the ERISA plan assets, the depositor, the master servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to ERISA plan assets for a fee under an agreement or understanding that any advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

         Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the mortgage loans, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a ERISA plan assets "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to any investing Plan. In addition, if the mortgage loans, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by, on behalf of a ERISA plan assets or with ERISA plan assets, as well as the operation of such trust, may constitute or result in a prohibited transaction under ERISA and the Internal Revenue Code.


PROHIBITED TRANSACTION EXEMPTION

         The DOL has issued an individual exemption, Prohibited Transaction exemption, or PTE 94- 29, 59 Fed. Reg. 14674 (March 29, 1994) as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), to Residential Funding Corporation and certain of its affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise


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taxes imposed on the prohibited transactions pursuant to Section 4975(a) and (b)
of the Internal Revenue Code, certain transactions, among others, relating to the servicing and operation of mortgage pools of certain secured obligations including mortgage loans, which are held in a trust and the purchase, sale and holding of pass-through certificates issued by that trust as to which (i) the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the depositor or an affiliate is the underwriter or placement agent, provided that conditions in the exemption are satisfied. For purposes of this section, the term Underwriter shall include (a) the depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates, or (d) any entity which has received an exemption from the DOL relating to certificates which is similar to the exemption.

         The exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by a ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party. Second, the exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the certificates at the time of acquisition by a ERISA plan or with ERISA plan assets must be rated in one of the three highest generic rating categories by Standard & Poor's, a division of McGraw Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., or the exemption rating agencies. Fourth, the trustee cannot be an affiliate of any other member of the restricted group which consists of any underwriter, the depositor, the master servicer, any subservicer, the trustee and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the exemption states that the investing ERISA plan or ERISA plan assets investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, except as otherwise specified in the related prospectus supplement, the exemptive relief afforded by the exemption may not apply to any certificates where the related trust contains a swap.

         The exemption also requires that each trust meet the following requirements:


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         o        the trust must consist solely of assets of the type that have been included in other investment pools
         o certificates evidencing interests in those other investment pools must have been rated in one of the three highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of a ERISA plan or with ERISA plan assets; and
         o certificates in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a ERISA plan or with ERISA plan assets.

         A fiduciary of or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

         If the general conditions of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by or with ERISA plan assets of an excluded plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded plan. For purposes of the certificates, an Excluded Plan is a ERISA plan sponsored by any member of the restricted group.

         If specific conditions of the exemption are also satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:
         (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and a ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:
                  (a) a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or
                  (b)      an affiliate of such a person.
         (2) the direct or indirect acquisition or disposition in the secondary market of certificates by a ERISA plan or with ERISA plan assets; and
         (3) the holding of certificates by a ERISA plan or with ERISA plan assets.

         Additionally, if specific conditions of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and


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



the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools. The depositor expects that the specific conditions of the exemption required for this purpose will be satisfied with respect to the certificates so that the exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the exemption are satisfied.

         The exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA plan, or a ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or the ERISA plan assets, or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

         Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that (a) the certificates constitute "certificates" for purposes of the exemption and (b) the specific and general conditions described in the exemption and the other requirements in the exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, the fiduciary or other ERISA plan assets investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

         Any fiduciary or other ERISA plan assets investor that proposes to purchase certificates on behalf of a ERISA plan assets or with ERISA plan should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the exemption or any other DOL prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other ERISA plan assets investor should consider the availability of the exemption or Prohibited Transaction Class exemption, or PTCE 83-1, or PTCE 83-1 for some transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include Cooperative Loans or some types of mortgage securities, or which contain a Swap. In addition, the fiduciary or other ERISA plan assets investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The related prospectus supplement may contain additional information regarding the application of the exemption, PTCE


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83-1, PTCE 95-60 or other DOL class exemption with respect to the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan assets investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.


INSURANCE COMPANY GENERAL ACCOUNTS

         In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA, which provides exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for transactions involving an insurance company general account.

         The 401(C) Regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a ERISA plan on or before December 31, 1998, which general account assets constitute ERISA plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(C) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute ERISA plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(C) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a ERISA plan after December 31, 1998 or issued to ERISA plans on or before December 31, 1998 for which the insurance company does not comply with the 401(C) Regulations may be treated as ERISA plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as ERISA plan assets of any ERISA plan invested in a separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date which is 18 months after the date the 401(C) Regulations become final.


REPRESENTATIONS FROM INVESTING PLANS

         The exemptive relief afforded by the exemption will not apply to the purchase, sale or holding of any class of subordinate certificates or REMIC residual certificates. To the extent


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certificates are subordinate certificates or the related trust contains a swap, except as otherwise specified in the related prospectus supplement, transfers of those certificates to a ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

         In lieu of an opinion of counsel, except as otherwise specified in the related prospectus supplement, the transferee may provide a certification of facts substantially to the effect that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and the following conditions are met: (a) the source of funds used to purchase the certificates is an "insurance company general account" (as that term is defined in PTCE 95-60), and (b) the conditions in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of the certificates.


TAX-EXEMPT INVESTORS

         A Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income,"or, UBTI within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."


CONSULTATION WITH COUNSEL

         There can be no assurance that the exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.



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         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold certificates on behalf of a ERISA plan or with ERISA plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment and the exemption and the availability of exemptive relief under PTCE 83-1, Sections I and III of PTCE 95-60 or any other DOL class exemption.


                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered hereby and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If so specified in the related prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

         The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a


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mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

         The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,"or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct
(i) a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of certificates offered hereby and by the related prospectus supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.


                                 USE OF PROCEEDS



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         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

         The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

         The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:
         o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters
         o by placements by the depositor with institutional investors through dealers; and
         o by direct placements by the depositor with institutional investors.

         In addition, if specified in the related prospectus supplement, a series of certificates may be offered in whole or in part to the seller of the related mortgage loans that would comprise the mortgage pool securing the certificates.

         If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

         In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

         The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York or by Stroock & Stroock & Lavan LLP, as specified in the prospectus supplement.


                              FINANCIAL INFORMATION

         The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase the mortgage loans upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.


                             ADDITIONAL INFORMATION


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         The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).


                          REPORTS TO CERTIFICATEHOLDERS

         Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the master servicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust for a series of certificates as are required under the Exchange Act.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated herein by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.


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



                                    GLOSSARY

         1998 POLICY STATEMENT-- The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities", and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

         401(C) REGULATIONS--The proposed regulations of the DOL published on December 22, 1997, under Section 401(c) of ERISA.

         ADDITIONAL COLLATERAL--With respect to an Additional Collateral Loan,
(1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

         ADDITIONAL COLLATERAL LOANS--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance by Additional Collateral.

         ADDITIONAL COLLATERAL REQUIREMENT--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

         ADVANCE--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable pass-through rate which were delinquent as of the close of business on the business day preceding the determination date on the mortgage loans.

         BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

         BALLOON LOANS--Fixed rate mortgage loans having original or modified terms to maturity of 5 or 7 years in most cases, with level monthly payments of principal and interest based on a 30 year amortization schedule.

         BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

         BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BUY-DOWN ACCOUNT--As to a Buydown Mortgage Loan, the custodial account where Buydown Funds are deposited.

         BUY-DOWN FUNDS--As to a Buydown Mortgage Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buydown Account.

         BUY-DOWN MORTGAGE LOAN--A mortgage loan subject to a temporary buydown plan.

         BUY-DOWN PERIOD--The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

         CALL CERTIFICATE--Any Certificate evidencing an interest in a Call
Class.

         CALL CLASS--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the Certificates of the series.

         CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

         CERTIFICATE ACCOUNT--An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

         CERTIFICATE ADMINISTRATOR--In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a certificate administrator for the trust. The certificate administrator may be an affiliate of the depositor or the master servicer.

         COMPENSATING INTEREST--With respect to any mortgage loan that prepaid in full during the related prepayment period an additional payment made by the master servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate (less the servicing fee and Excluded Spread, if any) for that mortgage loan from the date of the prepayment to the related Due Date.

         CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the mortgagors to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

         COOPERATIVE--With respect to a Cooperative Mortgage Loan, the corporation that owns the related apartment building.

         COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         COOPERATIVE NOTES--A promissory note with respect to a Cooperative
Loan.

         CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a Lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

         CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained pursuant to the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         DEBT SERVICE REDUCTION--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

          DEFAULTED MORTGAGE LOSSES--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

         DEFICIENT VALUATION--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of a mortgage loan and a lower value established by the bankruptcy court.

         DESIGNATED SELLER TRANSACTION--A transaction in which the mortgage loans are provided by an unaffiliated seller described in the prospectus supplement.

         DIRECT PUERTO RICO MORTGAGE--With respect to any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

         DISQUALIFIED ORGANIZATION--For these purposes means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac)

         o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section
                  511 of the Code,
         o any organization described in Section 1381(a)(2)(C) of the Code
         o an "electing large partnership" (as described in Section 775 of the Code) or
         o any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

         DISTRIBUTION AMOUNT--As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

         o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;
         o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and
         o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

         DUE --As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date.

         ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

         ENDORSABLE PUERTO RICO MORTGAGE--As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

         ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

         EXCESS SPREAD--A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

         EXCLUDED SPREAD--A portion of interest due with respect to the mortgage loans or mortgage securities, excluded from the assets transferred to the related trust.

         EXTRAORDINARY LOSSES--Realized Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

         FRAUD LOSSES--A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

         HIGH COST LOANS--Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

         INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

         ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

         LIQUIDATED MORTGAGE LOAN--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance
Proceeds have been received.

         LIQUIDATION PROCEEDS--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

         MARK-TO-MARKET REGULATIONS--The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

         NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

         NONRECOVERABLE ADVANCE--Any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

         NOTE MARGIN--Amounts advanced by the master servicer or related subservicer to cover taxes, insurance premiums or similar expenses as to any mortgaged property. With respect to an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

         PARTIES IN INTEREST--With respect to an ERISA plan, persons who have specified relationships to the ERISA plan, either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code.

         PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         PERMITTED INVESTMENTS--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

         PLEDGED ASSET MORTGAGE LOANS--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

         PLEDGED ASSETS--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

         PREPAYMENT INTEREST SHORTFALL--With respect to a mortgage loan that is subject to a mortgagor prepayment or liquidation, the amount that equals the difference between a full month's interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect thereto.

         PRINCIPAL PREPAYMENTS--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

         QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

         REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any (as described in the related pooling and servicing agreement), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of amounts reimbursable to the master servicer for related Advances and expenses) towards interest and principal owing on the mortgage loan. With respect to a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

         REO MORTGAGE LOAN--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

         SERVICING ADVANCES--Amounts advanced on any mortgage loan to cover taxes, insurance premiums or similar expenses.

         SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

         SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to he lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

         SPECIAL SERVICER--A special servicer named pursuant to the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

         STATED PRINCIPAL BALANCE--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any certificates on or before that date.

         SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the related prospectus supplement.

         SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which meets the requirements described in the Client Guide and is otherwise acceptable to the master servicer.

         TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TAX-FAVORED PLANS--An ERISA plan that is exempt from federal income taxation under Section 501 of the Code.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION
              PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 30, 1999
                 Prospectus supplement dated ____________, ____
                    (to prospectus dated ____________, ____)

                               $ -----------------
                           RFMSI SERIES ____-S__ TRUST
                                     ISSUER

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-S__


         The trust will hold a pool of one- to four-family residential first mortgage loans.

         The trust will issue these classes of certificates that are offered under this prospectus supplement:

         o        [13] classes of senior certificates

         o        3 classes of subordinated certificates

         Credit enhancement for all of these certificates will be provided by additional subordination.


--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S- IN THIS PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

_______________________will offer all but two of these classes of certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately _____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses. There is no underwriting arrangement for those two classes of certificates.


                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (612) 832-7000.

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----

Summary....................................................................S-__
Risk Factors...............................................................S-__
     Risk of Loss..........................................................S-__
     Limited Obligations...................................................S-__
     Liquidity Risks.......................................................S-__
     Special Yield and Prepayment Consideration............................S-__
Introduction...............................................................S-__
Description of the Mortgage Pool...........................................S-__
     General...............................................................S-__
     Mortgage Pool Characteristics.........................................S-__
     Primary Mortgage Insurance and Primary
         Hazard Insurance..................................................S-__
     Additional Information................................................S-__
Description of the Certificates............................................S-__
     General...............................................................S-__
     Book-Entry Registration of Certain of the
         Offered Certificates..............................................S-__
     Glossary of Terms.....................................................S-__
     Interest Distributions................................................S-__
     [Determination of LIBOR..............................................S-__]
     Principal Distributions on the Senior
         Certificates......................................................S-__
     Principal Distributions on the Class M
         Certificates......................................................S-__
     Allocation of Losses; Subordination...................................S-__
     Advances..............................................................S-__
Certain Yield and Prepayment Considerations................................S-__
     General...............................................................S-__
     [Adjustable Rate Certificate Yield
         Considerations...................................................S-__]
     Principal Only Certificate [and][,] Variable Strip
         Certificate [and Super Senior Certificate] Yield
     Considerations........................................................S-__
     Class M-2 and Class M-3 Certificate Yield
         Considerations....................................................S-__
     Additional Yield Considerations Applicable
         Solely to the Residual Certificates...............................S-__
Pooling and Servicing Agreement............................................S-__
     General...............................................................S-__
     The Master Servicer...................................................S-__
     Servicing and Other Compensation and
         Payment of Expenses...............................................S-__
     Voting Rights.........................................................S-__
     Termination...........................................................S-__
Year 2000 Considerations...................................................S-__
     Overview of the Year 2000 Issue.......................................S-__
     Overview of Residential Funding's Y2K Project.........................S-__
     Y2K Project Status....................................................S-__
     Risks Related to Y2K..................................................S-__
 Material Federal Income Tax Consequences..................................S-__
     Special Tax Considerations Applicable to
         Residual Certificates.............................................S-__
Method of Distribution.....................................................S-__
     Legal Opinions........................................................S-__
     Ratings...............................................................S-__
     Legal Investment......................................................S-__
     ERISA Considerations..................................................S-__
Annex I....................................................................S-__

                                     SUMMARY

     The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.


Issuer......................................RFMSI Series ____-S__ Trust

Title of securities...............Mortgage Pass-Through Certificates, Series
                                  ____-S__.

Depositor.........................Residential Funding Mortgage Securities I,
                                  Inc., an affiliate of Residential Funding
                                  Corporation.

Master servicer...................Residential Funding Corporation.

Trustee...........................____________________________.

Mortgage                          pool....................._____fixed rate
                                  mortgage loans with an aggregate principal balance of approximately $______________ as of the cut-off date, secured by first liens on one- to four-family residential properties.

Cut-off date......................___________1, ____.

Closing date......................On or about _____________, ____.

Distribution dates................Beginning on __________ 25, ____ and thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.

Scheduled final distribution
  date............................__________25, 20__. The actual final distribution date could be substantially earlier.

Form of certificates..............Book-entry: [Class A-1] through [Class A-9]
                                  and Class M Certificates. Physical: Class A-P, Class A-V and Class R Certificates.

                                  SEE "DESCRIPTION OF THE
                                  CERTIFICATES--BOOK-ENTRY REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

Minimum denominations.............[Class A-1] through [A-9], Class A-P and Class
                                  M-1 Certificates:
                                  $25,000. Class M-2 and Class M-3 Certificates:
                                  $250,000. Class A-V and Class R Certificates:
                                  20% percentage interests.

Legal                             investment..................When issued, the
                                  Class A, Class R and Class M-1 Certificates will, and the Class M-2 and Class M-3 Certificates will not, be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                  1984.

                                  SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS
                                  SUPPLEMENT AND THE PROSPECTUS.

                                       OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------
                                      INITIAL
               PASS-THROUGH         CERTIFICATE      INITIAL RATING
CLASS              RATE          PRINCIPAL BALANCE   (_____ /_____)                 DESIGNATIONS
============================================================================================================
CLASS A CERTIFICATES:
------------------------------------------------------------------------------------------------------------
[A-1              ____%          $__________             AAA/AAA               Senior/PAC/Fixed Rate]
------------------------------------------------------------------------------------------------------------
[A-2              ____%          $__________             AAA/AAA               Senior/TAC/Fixed Rate]
------------------------------------------------------------------------------------------------------------
[A-3              ____%          $__________             AAA/AAA       Senior/Accretion Directed/Fixed Rate]
------------------------------------------------------------------------------------------------------------
[A-4              ____%          $__________             AAA/AAA             Senior/Accrual/Fixed Rate]
------------------------------------------------------------------------------------------------------------
[A-5         Adjustable Rate     $___________            AAA/AAA        Senior/Floater/Companion/Adjustable
                                                                                       Rate]
------------------------------------------------------------------------------------------------------------
[A-6         Adjustable Rate     $___________            AAA/AAA                   Senior/Inverse
                                                                         Floater/Companion/Adjustable Rate]
------------------------------------------------------------------------------------------------------------
[A-7              ____%          $___________            AAA/AAA             Senior/Lockout/Fixed Rate]
------------------------------------------------------------------------------------------------------------
[A-8              ____%          $___________            AAA/AAA              Super Senior/Fixed Rate]
------------------------------------------------------------------------------------------------------------
[A-9              ____%          $___________            AAA/AAA             Senior Support/Fixed Rate]
------------------------------------------------------------------------------------------------------------
A-P               0.00%          $___________           AAA/AAAr          Senior/Fixed Rate/Principal Only
------------------------------------------------------------------------------------------------------------
A-V           Variable Rate      $___________           AAA/AAAr         Senior/Interest Only/Variable Rate

------------------------------------------------------------------------------------------------------------
Total Class A Certificates:                      $___________
============================================================================================================
CLASS R CERTIFICATES:
============================================================================================================
R[-I]             ____%          $        100            AAA/AAA                  Senior/Residual
------------------------------------------------------------------------------------------------------------
[R-II             ____%          $        100            AAA/AAA                  Senior/Residual]
------------------------------------------------------------------------------------------------------------
Total senior certificates:                       $___________
============================================================================================================
CLASS M CERTIFICATES:
============================================================================================================
M-1               ____%          $____________            AA/NA                 Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------
M-2               ____%          $____________            A/NA                  Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------
M-3               ____%          $____________           BBB/NA                 Mezzanine/Fixed Rate
============================================================================================================
Total Class M Certificates:                      $__________
============================================================================================================
Total offered certificates:                      $__________
------------------------------------------------------------------------------------------------------------
                                             NON-OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
============================================================================================================
B-1               ____%          $__________              BB/NA                Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------
B-2               ____%          $_________               B/NA                 Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------
B-3               ____%          $_________               NA/NA                Subordinate/Fixed Rate
============================================================================================================
Total Class B Certificates:                      $__________
============================================================================================================
Total offered and
     non-offered certificates:                   $___________
------------------------------------------------------------------------------------------------------------

     OTHER INFORMATION:

     CLASS A-5 AND CLASS A-6:
     ---------     ---------

ADJUSTABLE RATES:  INITIAL            FORMULA                        MAXIMUM          MINIMUM
  Class A-5:       _______%           LIBOR + _____%                 _____%           ____%
  Class A-6:       _______%           ________% - (_________ x LIBOR)_____            0.00%

     CLASS A-V:
     ----------

     Variable Rate: Varies according to the excess interest available on the mortgage loans. The Class A-V Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to $_____________.

THE TRUST

The depositor will establish a trust with respect to the Series _____-S__ Certificates under a pooling and servicing agreement. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date:


                                                 WEIGHTED
                               RANGE              AVERAGE
Principal balance       $______ to $_______      $_______*
Mortgage rate            _____% to _____%         ______%
Remaining term to           ___ to ___              ___
 maturity (months)

*Indicates average principal balance

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

     o collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections PLUS
     o   advances for delinquent payments MINUS
     o the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

SEE "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS--AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. Distributions on the offered certificates will be made from available amounts as follows:

     o Distribution of interest to the interest-bearing Senior Certificates o Distribution of principal to the Class A-P Certificates o Distribution of principal to the remaining Senior Certificates entitled to principal
     o Payment to master servicer for certain unreimbursed advances o Distribution to the Class M Certificates in the following order:
         o Interest to the Class M-1 Certificates o Principal to the Class M-1 Certificates o Interest to the Class M-2 Certificates o Principal to the Class M-2 Certificates o Interest to the Class M-3 Certificates o Principal to the Class M-3 Certificates

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of interest-bearing certificates on each distribution date will equal:

         o the pass-through rate for that class of certificates MULTIPLIED BY o the principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date MULTIPLIED BY
         o    1/12th MINUS
         o the share of some types of interest shortfalls allocated to that class.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in _____________, ALL principal prepayments on the mortgage loans will be distributed among the senior certificates, unless the interest-bearing senior certificates are no longer outstanding. Not all outstanding senior certificates will receive principal on each distribution date. The Class A-P Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than ____%. The Class A-V Certificates are not entitled to receive any principal distributions.

SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES" AND "--PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Most losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:
         o Class B-3 o Class B-2 o Class B-1 o Class M-3 o Class M-2 o Class M-1

When this occurs, the principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the Class M Certificates or Class B Certificates are outstanding, losses on the mortgage loans will be allocated proportionately among the senior certificates, in accordance with the special rules mentioned below.

Not all losses will be allocated in the priority described in the third preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or bankruptcy of a mortgagor will be allocated as described in the third preceding paragraph only up to specified amounts. Losses of these types in excess of the specified amount and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates except as stated in the following paragraph. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for such losses.

SPECIAL LOSS ALLOCATION FOR CLASS A-P CERTIFICATES. Whenever losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the mortgage loan had a net mortgage rate less than ____%. In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

[SPECIAL LOSS ALLOCATION FOR CLASS A-8 AND CLASS A-9. Whenever losses are allocated to the senior certificates, the share of the loss allocable to the Class A-8 Certificates will instead be allocated to the Class A-9 Certificates until the Class A-9 Certificates are no longer outstanding.]

SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates during the first nine years after the closing date. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

ADVANCES

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan. SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution date on which the principal balances of the mortgage loans is less than 10% of their principal balances as of the cut-off date, the master servicer or the depositor will have the option to:

         o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; OR
         o  purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.

SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "THE POOLING AND SERVICING AGREEMENT--TERMINATION; RETIREMENT OF CERTIFICATES" IN THE PROSPECTUS.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-__ of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause holders of the Class A-V Certificates to fail to fully recover their initial investments.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

When issued, the Class A, Class R and Class M-1 Certificates will, and the Class M-2 and Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE OFFERED CERTIFICATES BY REGULATED INSTITUTIONS.

ERISA CONSIDERATIONS

The Class A Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class M Certificates and the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement. If you invest in a Class M Certificate, you will be deemed to represent that you comply with these restrictions.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in one of the two real estate mortgage investment conduits.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, INCLUDING IMPORTANT INFORMATION REGARDING THE TAX TREATMENT OF THE CLASS R CERTIFICATES, SEE "MATERIAL FEDERAL INCOME TAX

CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

THE RETURN ON YOUR CERTIFICATES MAY BE AFFECTED BY LOSSES ON THE MORTGAGE LOANS, WHICH COULD OCCUR DUE TO A VARIETY OF CAUSES.

Losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower's financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are located may increase the risk of losses on the mortgage loans. [Special risks for specific loan types, such as negative amortization or escalating payments, will be disclosed if material to an individual offering.]

THE RETURN ON YOUR CERTIFICATES MAY BE PARTICULARLY SENSITIVE TO CHANGES IN REAL ESTATE MARKETS IN SPECIFIC AREAS.

One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. Approximately ____% of the cut-off date principal balance of the mortgage loans are located in California. If the regional economy or housing market weakens in California, or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots. [Concentrations material to an individual offering will be disclosed.]

THE RETURN ON YOUR CERTIFICATES WILL BE REDUCED IF LOSSES EXCEED THE CREDIT ENHANCEMENT AVAILABLE TO YOUR CERTIFICATES.

The only credit enhancement for the senior certificates will be the subordination provided by the Class M Certificates and Class B Certificates [,plus, in the case of the Class A-8 Certificates, the subordination provided by the Class A-9 Certificates]. The only credit enhancement for the Class M Certificates will be the subordination provided by the Class B Certificates and by any Class M Certificates with a lower payment priority. You should also be aware that the credit enhancement provided for some types of losses is limited.

THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED IF LOSSES ARE HIGHER THAN
EXPECTED.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. Neither the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

SEE "SUMMARY-- CREDIT ENHANCEMENT" AND "DESCRIPTION OF THE CERTIFICATES-- ALLOCATION OF LOSSES; SUBORDINATION"IN THIS PROSPECTUS SUPPLEMENT.

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS ARE THE PRIMARY SOURCE OF PAYMENTS ON YOUR CERTIFICATES.

The certificates represent interests only in the RFMSI Series ____-S__ Trust. The certificates do not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates. If proceeds from the assets of the RFMSI Series ____-S__ Trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO MATURITY IF THEIR MARKETABILITY IS LIMITED.

A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON YOUR CERTIFICATES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS.

The yield to maturity on each class of offered certificates will depend on a variety of factors, including:

o the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

o         the pass-through rate for that class;

o         interest shortfalls due to mortgagor prepayments; and

o         the purchase price of that class.

The rate of prepayments is one of the most important and least predictable of these factors.

In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS, AND OTHER FACTORS.

Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC FORMS THAT APPLY TO THAT CLASS, DISCUSSED BELOW.

The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of each class.

SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.


CLASS A CERTIFICATES

The Class A Certificates are subject to various priorities for payment of principal. Distributions of principal on the Class A Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans not covered by the credit enhancement.

SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

[CLASS A-1 CERTIFICATES

Based on the structuring assumptions, the Class A-1 Certificates are structured so that principal payments will be made in accordance with the table in this prospectus supplement, but only if the mortgage loans prepay at a constant rate within a range. If prepayments occur at a rate below that range, the weighted average life of the Class A-1 Certificates will be extended. On the other hand, if prepayments occur at a rate above that range, the weighted average life of the Class A-1 Certificates will be reduced.]

[CLASS A-2 CERTIFICATES

Based on the structuring assumptions, the Class A-2 Certificates are structured so that principal payments will be made in accordance with the table in this prospectus supplement, but only if the mortgage loans prepay at a specific constant rate. If prepayments occur at a rate slower than that rate, the weighted average life of the Class A-2 Certificates will be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of the Class A-2 Certificates will be reduced.]

[CLASS A-4 CERTIFICATES

Because the Class A-4 Certificates are not entitled to receive any distributions of interest for some period of time, these certificates will likely experience significant price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.]

[CLASS A-5 CERTIFICATES AND CLASS A-6 CERTIFICATES

The interest rate on the Class A-5 Certificates will vary with LIBOR. THE INTEREST RATE ON THE CLASS A-6 CERTIFICATES WILL VARY INVERSELY WITH A MULTIPLE OF LIBOR. Therefore, the yield to investors on the Class A-5 Certificates will be sensitive, and the Class A-6 Certificates will be extremely sensitive, to fluctuations of LIBOR.

The Class A-5 Certificates and Class A-6 Certificates may receive small or large distributions of principal on each distribution date to the extent necessary to stabilize principal distributions on the Class A-1 Certificates and Class A-2 Certificates. Due to the companion nature of the Class A-5 and Class A-6 Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.]

[CLASS A-7 CERTIFICATES

It is not expected that the Class A-7 Certificates will receive any distributions of principal until the distribution date in ____________. Until the distribution date in ____________, the Class A-7 Certificates may receive a portion of principal prepayments that is smaller than its PRO RATA share of principal prepayments.]

[CLASS A-9 CERTIFICATES

After the principal balance of the Class M Certificates and Class B Certificates have been reduced to zero, losses on the mortgage loans otherwise allocable to the Class A-8 Certificates will be allocated to the Class A-9 Certificates. Therefore the yield to maturity on the Class A-9 Certificates will be extremely sensitive to losses otherwise allocable to the Class A-8 Certificates.]

CLASS A-P CERTIFICATES

The Class A-P Certificates will receive a portion of the principal payments ONLY on the mortgage loans that have net mortgage rates lower than ____%. Therefore, the yield on the Class A-P Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates lower than ____%. Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than ____% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

CLASS A-V CERTIFICATES

The Class A-V Certificates will receive a portion of the interest payments ONLY from mortgage loans that have net mortgage rates higher than ____%. Therefore, the yield on the Class A-V Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than ____%. Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than ____% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class A-V Certificates will be adversely affected. Investors in the Class A-V Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in the failure of such investors to fully recover their investments.

CLASS M CERTIFICATES

The yield to investors in each class of the Class M Certificates will be sensitive to the rate and timing of losses on the mortgage loans, if those losses are not covered by a more subordinate class of Class M Certificates or the Class B Certificates.

SEE "SUMMARY--CREDIT ENHANCEMENT--ALLOCATION OF LOSSES" AND "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

It is not expected that the Class M Certificates will receive any distributions of principal prepayments until the distribution date in _______________. After that date, all or a disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the senior certificates, and none or a disproportionately small portion of principal prepayments may be paid to the holders of the Class M Certificates and Class B Certificates. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

                                  INTRODUCTION

         The Depositor will establish a trust with respect to Series ____-S__ on the closing date, under a pooling and servicing agreement among the depositor, the master servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, that in the aggregate will constitute a mortgage pool, secured by one- to four-family residential properties with terms to maturity of not more than thirty years.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of _____ mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on the cut-off date, of $____________. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties and, in the case of four mortgage loans, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease. In each case, the property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

         All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of ____% of the mortgage loans, which were purchased by the depositor through its affiliate, Residential Funding, from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer. ____% of the mortgage loans were purchased from and are being subserviced by __________________ and ____% of the mortgage loans were purchased from _________________, each an unaffiliated seller. Except as described in the preceding two sentences, no unaffiliated seller sold more than ___% of the mortgage loans to Residential Funding.

         ____% of the Mortgage Loans are being subserviced by Capstead Inc. As of September 30, 1998, Capstead serviced or subserviced approximately $57.6 billion of conventional one- to four-family residential mortgage loans. HomeComings and GMAC Mortgage Corporation have agreed to acquire substantially all of the assets of Capstead and expect to do so before March 31, 1999. The principal office of Capstead is located at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204, and its telephone number is (214) 874-2323.

         Under the terms of the pooling and servicing agreement, the depositor will assign the representations and warranties made by the related sellers of the mortgage loans to the trustee for the benefit of the certificateholders and will also make limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. To the best of the depositor's knowledge, none of the mortgage loans were sold to Residential Funding by unaffiliated sellers that are institutions which are currently in receivership or conservatorship or involved in other insolvency or bankruptcy proceedings, or are no longer in existence.

          To the extent that any seller of the mortgage loans does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the depositor nor Residential Funding will be required to repurchase the mortgage loan unless:
         o the breach also constitutes a breach of one of the depositor's or Residential Funding's representations and warranties with respect to that mortgage loan and
         o the breach materially and adversely affects the interests of the certificateholders in any such mortgage loan.

         In addition, neither the depositor nor Residential Funding will be required to repurchase any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of any such breach also constitutes fraud in the origination of the affected mortgage loan. A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and Class B Certificates as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination."

MORTGAGE POOL CHARACTERISTICS

         None of the mortgage loans will have been originated prior to ___________, ____ or will have a maturity date later than _________ 1, 20__. No mortgage loan will have a remaining term to maturity as of the cut-off date of less than ___ months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately ___ months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately ___ months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

         As of the cut-off date, none of the mortgage loans will be one month or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

         Approximately ____% of the mortgage loans will be Buydown Mortgage
Loans.

         No mortgage loan provides for deferred interest or negative amortization.

         Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.



                                             CREDIT SCORE DISTRIBUTION

                                                         NUMBER OF                                  PERCENT OF
CREDIT SCORE RANGE                                    MORTGAGE LOANS        PRINCIPAL BALANCE      MORTGAGE POOL
------------------                                    --------------        -----------------      -------------
 ..................................................                          $                            %
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
 ..................................................
Not Available (1).................................
Subtotal with Credit Score........................
Total Pool........................................

----------

         (1) Mortgage loans indicated as having a Credit Score that is not available include mortgage loans where the Credit Score was not provided by the related seller and mortgage loans where no credit history can be obtained from the related mortgagor.

         Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.


                                                  MORTGAGE RATES


                                        NUMBER OF                                                 PERCENTAGE
MORTGAGE RATES (%)                    MORTGAGE LOANS     PRINCIPAL BALANCE                     OF MORTGAGE POOL
------------------                    --------------     -----------------                     ----------------
 ....................................                     $                                                   %
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................                                                                     .
                                                 ---     ------------                                 ------
          Total.....................                     $                                               .  %
                                                 ===     ============                                 ======

         As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately ______% per annum.


                                     ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                        NUMBER OF                                         PERCENTAGE OF
ORIGINAL MORTGAGE LOAN BALANCE        MORTGAGE LOANS     PRINCIPAL BALANCE                MORTGAGE POOL
------------------------------        --------------     -----------------                -------------
$...................................                     $                                            %
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................



                                      S-20




                                                                                                     .
 ....................................             ---     ------------                             ------
           Total....................                     $                                           .   %
                                                 ===     =============                            ======

         As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $_______.



                                           ORIGINAL LTV RATIOS


                                        NUMBER OF                                                MORTGAGE POOL
ORIGINAL LTV RATIO (%)                MORTGAGE LOANS     PRINCIPAL BALANCE                       MORTGAGE POOL
----------------------                --------------     -----------------                       -------------
 ....................................                     $                                               %
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................
 ....................................                                                                 .
                                                 ---     ------------                             ------
           Total....................                     $                                           .   %
                                                 ===     =============                            ======


         The weighted average LTV ratio at origination of the mortgage loans will be approximately $________.

         The method for calculating the LTV ratio is described in the prospectus on page __.

                                 GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES


                                        NUMBER OF                                               PERCENTAGE OF
STATE                                 MORTGAGE LOANS     PRINCIPAL BALANCE                      MORTGAGE POOL
-----                                 --------------     -----------------                      -------------
California..........................                     $                                               %
Connecticut.........................
Illinois............................
New Jersey..........................
New York............................
Other (1)...........................                                                                 .
                                                 ---     ------------                             ------
           Total....................                     $                                           .   %
                                                 ===     =============                            ======


-------------
(1) Other includes states and the District of Columbia with under 3% concentrations individually.

         No more than ____% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than ____% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

                                               MORTGAGE LOAN PURPOSE




                                        NUMBER OF                                                PERCENTAGE OF
LOAN PURPOSE                          MORTGAGE LOANS     PRINCIPAL BALANCE                       MORTGAGE POOL
------------                          --------------     -----------------                       -------------
Purchase............................                     $                                               %
Rate/Term Refinance.................
Equity Refinance....................
           Total....................                     $                                           .   %
                                                 ===     =============                            ======

         The weighted average LTV ratio at origination of rate and term refinance mortgage loans will be____%. The weighted average LTV ratio at origination of equity refinance mortgage loans will be ____%.


                                         MORTGAGE LOAN DOCUMENTATION TYPES




                                        NUMBER OF                                                PERCENTAGE OF
DOCUMENTATION TYPE                    MORTGAGE LOANS     PRINCIPAL BALANCE                       MORTGAGE POOL
------------------                    --------------     -----------------                       -------------

Full................................                     $                                               %
Reduced.............................                                                                 .
                                                 ---     ------------                             ------
           Total....................                     $                                           .   %
                                                 ===     =============                            ======


         The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a reduced loan documentation program will be ____%. No more than ____% of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

         ____% of the mortgage loans were underwritten under a streamlined refinancing documentation program, which permits some mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the Prospectus.


                                                  OCCUPANCY TYPES


                                                        NUMBER OF                                PERCENTAGE OF
OCCUPANCY                                            MORTGAGE LOANS    PRINCIPAL BALANCE         MORTGAGE POOL
---------                                            --------------    -----------------         -------------
Primary Residence...................................                   $                                     %
Second/Vacation.....................................
Non Owner-occupied..................................                                                      .
                                                         ---           ------------                    ------
           Total....................                                   $                                  .   %
                                                         ===           =============                   ======

                                             MORTGAGED PROPERTY TYPES



                                         NUMBER OF                                                PERCENTAGE OF
PROPERTY TYPE                          MORTGAGE LOANS      PRINCIPAL BALANCE                      MORTGAGE POOL
-------------                          --------------      -----------------                      -------------
Single-family detached...............                      $                                                    %
Planned Unit Developments (detached).
Two- to four-family units............
Condo Low-Rise (less than 5 stories).
Condo Mid-Rise (5 to 8 stories)......
Condo High-Rise (9 stories or more)..
Townhouse............................
Planned Unit Developments (attached).
Cooperative Units....................
Leasehold............................                                                                      .
                                                  ---        --------------                             ------
           Total.....................                        $                                             .   %
                                                  ===        ============                               =======

         [In connection with each mortgage loan that is secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things:

         o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located
         o residential property in the area consisting of leasehold estates is readily marketable
         o the lease is recorded and no party is in any way in breach of any provision of the lease
         o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and
         o the remaining term of the lease does not terminate less than ten years after the maturity date of each such mortgage loan.]


                                   NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                    NUMBER OF               PRINCIPAL             PERCENT OF
           NET MORTGAGE RATE(%)                  MORTGAGE LOANS              BALANCE            MORTGAGE POOL
           --------------------                  --------------              -------            -------------
 ..........................................                                  $                             %
 ..........................................
 ..........................................
 ..........................................
 ..........................................                                                              .
                                                           ---             --------------            ------
           Total.....................                                      $                            .   %
                                                           ===             ==============            =======

         As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately ______%.

         [Some of the aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Cooperative Loans" in the Prospectus.]

         A portion of the mortgage loans provide for payment of a prepayment charge. In most cases, the prepayment provisions provide for payment of a prepayment charge for partial prepayments and full prepayments, other than a prepayment:

         o     occurring upon the sale of property securing a mortgage loan,
         o made within five years following the origination of the mortgage loan, and
         o in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan.
Prepayment charges received on the mortgage loans will not be available for distribution on the certificates. See "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of ______% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least ___% of the principal balance of the mortgage loan at origination if the LTV ratio is between _____% and _____%, at least ___% of the balance if the LTV ratio is between _____% and _____%.

         Substantially all of the primary insurance policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Insurance Company, PMI Mortgage Insurance Company, Commonwealth Mortgage Assurance Company, Republic Mortgage Insurance Company or Amerin Guaranty Corporation, which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Mortgage Loans" in the prospectus.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

         A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series _____-S__ Mortgage Pass-Through Certificates will include the following thirteen classes of Senior Certificates:
         [o Class A-1 Certificates, or the PAC Certificates o Class A-2
          Certificates, or the TAC Certificates o Class A-3 Certificates, or the Accretion Directed Certificates o Class A-4 Certificates, or the Accrual Certificates o Class A-5 Certificates, or the Floater Certificates o Class A-6 Certificates, or the Inverse Floater Certificates; and
               together with the Floater Certificates, the Adjustable Rate Certificates
          o    Class A-7 Certificates, or the Lockout Certificates
          o Class A-8 Certificates, or the Super Senior Certificates o Class A-9 Certificates, or the Senior Support Certificates]
          o Class A-P Certificates, or the Principal Only Certificates o Class A-V Certificates, or the Variable Strip Certificates; and o
          Class R-I Certificates and Class R-II Certificates, collectively, the Residual Certificates

         In addition to the Senior Certificates, the Series _____-S__ Mortgage Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, and the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates. Only the Senior Certificates and Class M Certificates are offered hereby. See "Index of Principal Definitions" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

         The certificates will evidence the entire beneficial ownership interest in the trust fund. The trust fund will consist of:
         o        the mortgage loans

         o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust fund
         o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure
         o any applicable primary insurance policies and primary hazard insurance policies; and
         o        all proceeds of any of the foregoing.

         The Senior Certificates, other than the Principal Only, Variable Strip and Residual Certificates, and the Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, and are collectively referred to as the DTC registered certficates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The DTC registered certificates will be issued in minimum denominations of $25,000, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The Principal Only Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Principal Only Certificate evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such class of certificates. The Variable Strip Certificates and Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R Certificate, as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

         The DTC registered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Senior Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement:
         o all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants, and
         o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

         DTC has advised the depositor that management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Y2K problems. DTC has informed its participants and other members of the financial community, that it has developed and is implementing a program so that its systems, as they relate to DTC services like the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades with DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally,

DTC's plan includes a testing phase, which, DTC has advised its participants, is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

         o impress upon them the importance of those services being Y2K compliant; and
         o determine the extent of their efforts for Y2K remediation and, as appropriate, testing of their services.
         In addition, DTC is in the process of developing any contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

         GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC registered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the related DTC registered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the related DTC registered certificates, it is anticipated that the only registered certificateholder of the DTC registered certificates will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of DTC registered certificates among participants and to receive and transmit distributions of principal of, and interest on, the DTC registered certificates. participants and indirect participants with which beneficial owners have accounts with respect to the DTC registered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the DTC registered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the DTC registered certificates.

         None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE CERTIFICATES. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Form of Certificates."

         Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         For additional information regarding DTC and the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the Prospectus.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         [ACCRETION TERMINATION DATE -- The earlier to occur of (i) the distribution date on which the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.]

         [ACCRUAL DISTRIBUTION AMOUNT -- On each distribution date preceding the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Accrual Certificates for such date, which will be added to the Certificate Principal Balance of the Accrual Certificates, and that amount will be distributed to the holders of the Accretion Directed Certificates, in the manner and priority set forth in this prospectus supplement, as principal in reduction of the Certificate Principal Balance of the Accretion Directed Certificates. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will thereafter accrue interest at a rate of ____% per annum. On each distribution date on or after the Accretion Termination Date, the entire Accrual Distribution Amount for that date will be payable to the holders of the Accrual Certificates to the extent not required to fully reduce the amounts of the Accretion Directed Certificates to zero on the Accretion Termination Date; provided, however, that if the Accretion Termination Date is the Credit Support Depletion Date, the entire Accrual Distribution Amount for that date will be payable to the holders of the Accrual Certificates.]

         ACCRUED CERTIFICATE INTEREST -- With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Variable Strip Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Variable Strip Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates and, with respect to the Class M Certificates to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

                  (i) any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates-- Interest Distributions";

                  (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

                  (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

                  (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         AVAILABLE DISTRIBUTION AMOUNT -- For any distribution date, an amount equal to:
         o the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees,
         o all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and
         o all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

          In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 20th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

         CERTIFICATE PRINCIPAL BALANCE -- For any offered certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Stated Principal Balance of all of the mortgage loans over
(ii) the then-aggregate Certificate Principal Balance of all other classes of certificates then outstanding.

         CREDIT SUPPORT DEPLETION DATE -- The first distribution date on which the Senior Percentage equals 100%.

         DISCOUNT FRACTION -- With respect to each Discount Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is ____% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is ____%. The Principal Only Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

         DISCOUNT MORTGAGE LOAN -- Any mortgage loan with a Net Mortgage Rate less than ____% per annum.

         ELIGIBLE FUNDS -- On any distribution date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount, determined without regard to clause (iv) of its definition, the Principal Only Distribution Amount, determined without regard to clause (v) of its definition and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         EXCESS BANKRUPTCY LOSSES --Bankruptcy Losses in excess of the Bankruptcy Amount.

         EXCESS FRAUD LOSSES -- Fraud Losses in excess of the Fraud Loss Amount.

         EXCESS SPECIAL HAZARD LOSSES --Special Hazard Losses in excess of the Special Hazard Amount.

         EXCESS SUBORDINATE PRINCIPAL AMOUNT -- With respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Principal Only Distribution Amount."


         FINAL DISPOSITION -- With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INTEREST ACCRUAL PERIOD -- For all classes of certificates, the calendar month preceding the month in which the distribution date occurs.

         [LOCKOUT PREPAYMENT PERCENTAGE -- For any distribution date occurring prior to the distribution date in ____________, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows: o for any distribution date during the sixth year after the closing date, 30% o for any distribution date during the seventh year after the closing date, 40% o for any distribution date during the eighth year after the closing date, 60% o for any distribution date during the ninth year after the closing date, 80%; and o for any distribution date thereafter, 100%.]

         [LOCKOUT SCHEDULED PERCENTAGE -- For any distribution date occurring prior to the distribution date in ___________, 0% and for any distribution date thereafter, 100%.]

         NON-DISCOUNT MORTGAGE LOAN --The mortgage loans other than the Discount Mortgage Loans.

         NOTIONAL AMOUNT -- As of any date of determination, the Notional Amount of the Variable Strip Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans immediately prior to that date. Reference to a Notional Amount with respect to any Variable Strip

Certificate is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

         PRINCIPAL ONLY COLLECTION SHORTFALL -- With respect to each Final Disposition of a Discount Mortgage Loan in connection with that distribution date or any prior distribution date, the extent that the amount included under clause (iii) of the definition of Principal Only Distribution Amount for that distribution date was less than the amount described in (a) under clause (iii) of the definition of Principal Only Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Principal Only Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, shall result in a reduction of the amount of principal distributions on that distribution date on
(i) first, the Class B-1 Certificates and Class B-2 Certificates and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority.

         PRINCIPAL ONLY DISTRIBUTION AMOUNT -- On each distribution date, a distribution allocable to principal made to holders of the Principal Only Certificates equal to the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed, equal to the aggregate of:

                  (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due on the related due date, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below, including full and partial mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds and Insurance Proceeds, to the extent applied as recoveries of principal;

                  (iii) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

                  (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

                  (v) an amount equal to the aggregate of the Principal Only Collection Shortfalls, less any amounts paid under this clause on a prior distribution date, until paid in full;

         PROVIDED, that distributions under this clause (v) shall only be made to the extent of Eligible Funds (as described in the definition of Eligible Funds) on any distribution date.

         SENIOR ACCELERATED DISTRIBUTION PERCENTAGE -- For any distribution date occurring prior to the distribution date in _____________, 100%. The Senior Accelerated Distribution Percentage for any distribution date occurring after the first five years following the closing date will be as follows:

         o for any distribution date during the sixth year after the closing date, the Senior Percentage for that distribution date plus 70% of the Subordinate Percentage for that distribution date
         o for any distribution date during the seventh year after the closing date, the Senior Percentage for that distribution date plus 60% of the subordinate percentage for that distribution date
         o for any distribution date during the eighth year after the closing date, the Senior Percentage for that distribution date plus 40% of the Subordinate Percentage for that distribution date
         o for any distribution date during the ninth year after the closing date, the Senior Percentage for that distribution date plus 20% of the Subordinate Percentage for that distribution date; and
         o for any distribution date thereafter, the Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

         Any scheduled reduction to the Senior Accelerated Distribution Percentage shall not be made as of any distribution date unless either:

                  (a)(i)(X) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 2%, and

                  (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates; or

                  (b)(i) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 4%, and

                  (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the Closing Date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, other than the Principal Only Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

         SENIOR INTEREST DISTRIBUTION AMOUNT -- The aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that Distribution Date.

         SENIOR PERCENTAGE -- As of each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Principal Only Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the Discount Fraction of the Discount Mortgage Loans, immediately prior to that distribution date. The Senior Percentage will initially equal approximately _____% and will in no event exceed 100%. The initial Senior Percentage is less than the initial percentage interest in the trust fund evidenced by the Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal Balance of the Principal Only Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and Principal Only Distribution Amount have been distributed and (b) the sum of:

                  (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

                           (1) the principal portion of all scheduled monthly
                  payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments, with respect to each Discount Mortgage Loan, due on the related due date, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                           (2) the principal portion of all proceeds of the
                  repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds, with respect to each Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                           (3) the principal portion of all other unscheduled
                  collections received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan;

                  (ii) in connection with the Final Disposition of a mortgage loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                           (1) the then-applicable Senior Percentage of the
                  Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

                           (2) the then-applicable Senior Accelerated
                  Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan, included in clause (iii) of the definition of Principal Only Distribution Amount;

                  (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial mortgagor prepayments made by the respective mortgagors of the mortgage loans during the preceding calendar month, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

                  (iv) any Excess Subordinate Principal Amount for that distribution date; and

                  (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

         SUBORDINATE PERCENTAGE -- As of any date of determination a percentage equal to 100% minus the Senior Percentage as of that date.


INTEREST DISTRIBUTIONS

         Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

         Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

         However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of
(a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the master servicer from master servicing compensation or otherwise. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the third preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

         These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

         The pass-through rates on all classes of offered certificates, other than [the Adjustable Rate,] Variable Strip and Principal Only Certificates, are fixed and are listed on page S-__ of this prospectus supplement.

         [The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

                  (1) The pass-through rate on the Class A-5 Certificates with respect to the initial Interest Accrual Period is _____% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to ____% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement, with a maximum rate of ____% per annum and a minimum rate of ____% per annum.

                  (2) The pass-through rate on the Class A-6 Certificates with respect to the initial Interest Accrual Period is _______% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to _________% minus the product of LIBOR and _________, with a maximum rate of __________% per annum and a minimum rate of 0.00% per annum.

         The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at (312) 407-4660.]

         The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, as of the due date in the month preceding the month in which that distribution date occurs, of the pool strip rates on each of the mortgage loans in the mortgage pool. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus ____%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans range between 0.00% and ----% per annum. The initial pass-through rate on the Variable Strip Certificates is ______% per annum.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Variable Strip Certificates, on the Notional Amount.

         At the option of the initial holder of the Variable Strip Certificates, any Variable Strip Certificate can be exchanged by that holder for one or more Variable Strip Certificates that represent, in the aggregate, the same Notional Amount, and the pass-through rate and Notional Amount of each Variable Strip Certificate so exchanged will be based on the pool strip rates and Stated Principal Balances of the mortgage loans corresponding to that Variable Strip Certificate.


[DETERMINATION OF LIBOR

         LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

         On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period--the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, _____% with respect to the Adjustable Rate Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.]

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         Except as provided below, holders of the Senior Certificates, other than the Variable Strip Certificates, which are not entitled to distributions of principal, and the Principal Only Certificates, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount and the Principal Only Distribution Amount are distributed, a distribution allocable to principal equal to Senior Principal Distribution Amount.

         Distributions of principal on the Senior Certificates on each distribution date will be made, after distribution of the Senior Interest Distribution Amount, as follows:

         (a) Prior to the occurrence of the Credit Support Depletion Date:

                  (i) the Principal Only Distribution Amount shall be distributed to the Principal Only Certificates, in reduction of its Certificate Principal Balance, until its Certificate Principal Balance is reduced to zero;

                  [(ii) an amount equal to the Accrual Distribution Amount shall be distributed to the Class A-3 and Class A-4 Certificates in the following manner and priority:

                         (A) FIRST, to the Class A-3 Certificates, until its
                  Certificate Principal Balance has been reduced to zero; and

                         (B) SECOND, to the Class A-4 Certificates, until its
                  Certificate Principal Balance
                  has been reduced to zero;

                  (iii) the balance of the Senior Principal Distribution Amount remaining after the distribution described in clause (ii) above shall be distributed to the Class R-I and Class R-II Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero;

                  (iv) from the balance of the Senior Principal Distribution Amount remaining after the distributions described in clauses (ii) and
         (iii) above, to the Class A-7 Certificates in reduction of its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero, an amount equal to the sum of the following:

                         (A) the Class A-7 Certificates' pro rata share, based
                  on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, other than the Principal Only Certificates, of the aggregate of the amounts described in clauses (i), (ii) and (vi) of the first paragraph under "Principal Distributions on the Senior Certificates" without any application of the Senior Percentage or Senior Accelerated Distribution Percentage; and

                         (B) the Lockout Prepayment Percentage of the Class A-7
                  Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, other than the Principal Only Certificates, of the aggregate of the amounts described in clause (iii) of the first paragraph under "Principal Distribution on the Senior Certificates" without any application of the Senior Accelerated Distribution Percentage;

         PROVIDED THAT if the aggregate of the amounts set forth in clauses (i),
         (ii), (iii) and (v) of the definition of Senior Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and Principal Only Distribution Amount have been distributed, the amount paid to the Class A-7 Certificates under this clause (iv) shall be reduced by an amount equal to the Class A-7 Certificates' pro rata share, based on its aggregate Certificate Principal Balance relative to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Principal Only Certificates, of that difference; and

                  (v) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (ii) through (iv) above shall be distributed in the following order of priority:

                         (A) FIRST, concurrently, to the Class A-2 Certificates,
                  Class A-8 Certificates and Class A-9 Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero;

                         (B) SECOND, concurrently, until the Certificate
                  Principal Balance of the Class A- 5 Certificates has been reduced to zero:

                               (1) _____________% to the Class A-6 Certificates;
                         and

                               (2) _____________% to the Class A-5 Certificates;

                         (C) THIRD, concurrently, until the Certificate
                  Principal Balance of the Class A-6 Certificates has been reduced to zero:

                               (1) ______________% to the Class A-6
                         Certificates; and

                               (2) ______________% to the Class A-4
                         Certificates;

                         (D) FOURTH, to the Class A-4 Certificates, until its
                  Certificate Principal Balance has been reduced to zero;

                         (E) FIFTH, concurrently, to the Class A-1 Certificates
                  and Class A-3 Certificates, on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero; and

                         (F) SIXTH, to the Class A-7 Certificates until its
                  Certificate Principal Balance has been reduced to zero.]

                  (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause
         (a) above relating to principal among the Senior Certificates, other than the Principal Only Certificates, will be disregarded. Instead, an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced relating to Discount Mortgage Loans will be distributed to the Principal Only Certificates, and the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described under "Interest Distributions."

                  (c) After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Principal Only Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Principal Only Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Principal Only, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.

         [The following table sets forth for each distribution date the applicable Planned Principal Balances for the PAC Certificates and the applicable Targeted Principal Balances for the TAC Certificates.

         THERE IS NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE CERTIFICATE PRINCIPAL BALANCE OF THE PAC CERTIFICATES AND TAC CERTIFICATES TO THE PLANNED PRINCIPAL BALANCE OR TARGETED PRINCIPAL BALANCE, AS APPLICABLE, FOR THAT DISTRIBUTION DATE, OR THAT DISTRIBUTIONS WILL NOT BE MADE IN EXCESS OF THOSE AMOUNTS FOR THAT DISTRIBUTION DATE.

                            PLANNED PRINCIPAL BALANCES AND TARGETED PRINCIPAL BALANCES


DISTRIBUTION DATE                       PLANNED PRINCIPAL BALANCES              TARGETED PRINCIPAL BALANCES
-----------------                       --------------------------              ---------------------------
Initial Balance........................ $                                       $
____________ 25, ____..................
____________ 25, ____..................
____________ 25, ____ AND THEREAFTER...


         The Planned Principal Balance and Targeted Principal Balance for each distribution date listed in the tables above were calculated based on assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant level between approximately ___% SPA and approximately ___% SPA with respect to the PAC Certificates and that prepayments on the mortgage loans occur at a constant level of approximately ___% SPA, with respect to the TAC Certificates. The performance of the mortgage loans may differ from the assumptions used in determining the Planned Principal Balance and Targeted Principal Balance. The Planned Principal Balance and Targeted Principal Balance listed in the tables above are final and binding regardless of any error or alleged error in making the calculations.

         There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balance of the PAC Certificates and TAC Certificates will be sufficient or will not be in excess of, amounts needed to reduce their Certificate Principal Balances and amounts to the applicable Planned Principal Balance and Targeted Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balance of the PAC Certificates or TAC Certificates may commence significantly earlier, other than as to a class for which the above tables reflect a distribution on the first distribution date, or later than the first distribution date for each class shown in the tables above. Distributions of principal in reduction of the Certificate Principal Balance of the PAC Certificates or TAC Certificates may end significantly earlier or later than the last distribution date for each class shown in the above tables. See "Prepayment and Yield Considerations in this prospectus supplement for a further discussion of the assumptions used to produce the above tables and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of those certificates.]


PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:
         o the sum of the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount is distributed
         o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances"
         o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates and
         o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates, a distribution allocable to principal in the sum of the following:

                  (i) the product of (A) the then-applicable related Class M Percentage and (B) the aggregate of the following amounts:

                         (1) the principal portion of all scheduled monthly
                  payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due on the related due date, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                         (2) the principal portion of all proceeds of the
                  repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                         (3) the principal portion of all other unscheduled
                  collections received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan;

                  (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

                  (iii) the portion of full and partial mortgagor prepayments, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan, made by the respective mortgagors during the preceding calendar month allocable to that class of Class M Certificates as described in the third succeeding paragraph;

                  (iv) if that class is the most senior class of certificates then outstanding, an amount equal to the Excess Subordinate Principal Amount, if any; and

                  (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates.

         References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

         As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

         All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

         The Class M-1, Class M-2 and Class M-3 Percentages will initially equal approximately ____%, ____% and ____%, respectively, and will in no event exceed 100%. They will each be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the related Discount Fraction of each Discount Mortgage Loan, immediately prior to that distribution date. The initial Class M-1, Class M-2 and Class M-3 Percentages are greater than the initial percentage interests in the trust fund evidenced by the Class M-1, Class M-2 and Class M-3 Certificates, respectively, because the Class M-1, Class M-2 and Class M-3 Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

         As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage will be 100% during the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates, other than the Principal Only Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as described in this prospectus supplement, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates (other than the Principal Only Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the in this prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:
         o        first, to the Class B Certificates
         o        second, to the Class M-3 Certificates
         o        third, to the Class M-2 Certificates; and
         o        fourth, to the Class M-1 Certificates
in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Principal Only Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss, and the remainder of the Realized Losses and the entire amount of Realized Losses on Non-Discount Mortgage Loans among all the remaining classes of Senior Certificates on a pro rata basis [,except that the Realized Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates, until the Certificate Principal Balance of the Senior Support Certificates has been reduced to zero].

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing: o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred. In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

         As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         As described in the prospectus, in some circumstances the master servicer may permit a servicing modification--the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

         Servicing modification reductions shall be allocated when incurred (as provided above) in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. No servicing modification will have the effect of reducing the mortgage rate below the sum of the servicing fee rate and the pool strip rate as in effect at the cut-off date. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

         Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable.

         The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Principal Only Collection Shortfalls, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Principal Only Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Principal Only Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Principal Only Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Principal Only Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Principal Only Certificates. Thus, the Senior Certificates, other than the Principal Only Certificates, will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates, other than the amount allocable to the Principal Only Certificates, which losses will be allocated among all classes of Senior Certificates, other than the Principal Only Certificates, as described in this prospectus supplement.

         Because the Principal Only Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any distribution date, an amount equal to all unpaid Principal Only Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates, other than the Principal Only Certificates, Class M Certificates and Class B Certificates. Any Realized Losses so allocated to the Senior Certificates or Class M Certificates will be allocated without priority among the various classes of Senior Certificates, other than the Principal Only Certificates, or Class M Certificates. The principal portion of these losses on Discount Mortgage Loans will be allocated to the Principal Only Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates, and holders of any class of Class M Certificates with a higher payment priority have a right to distributions of the Available Distribution Amount prior to the rights of holders of any class of Class M Certificates with a lower payment priority.

         The application of the Senior Accelerated Distribution Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates, other than the Principal Only Certificates, in the aggregate relative to the actual amortization of the mortgage loans. The Principal Only Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates in the aggregate, other than the Principal Only Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior Certificates in the trust fund will be decreased, with a corresponding increase in the interest in the trust fund evidenced by the Class M and Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate, other than the Principal Only Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M and Class B Certificates.

         The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

         The Special Hazard Amount shall initially be equal to $_________. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $__________ less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

         The Fraud Loss Amount shall initially be equal to $_________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal
(X) prior to the third anniversary of the cut-off date an amount equal to 1.00% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 0.50% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

         The Bankruptcy Amount will initially be equal to $________. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

         Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:
         o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and
         o        either:
         o the related mortgage loan is not in default with regard to payments due thereunder or
         o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

         The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

ADVANCES

         Prior to each distribution date, the master servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

         These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

         In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates. The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates (except as provided above) to the extent of the amounts otherwise distributable to them.


                            YEAR 2000 CONSIDERATIONS


OVERVIEW OF THE YEAR 2000 ISSUE

         The Y2K issue is the term used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

         The failure to correct or replace computer programs, applications and microprocessors with Y2K-ready alternatives may adversely impact the operations of Residential Funding at the turn of the century. The responsibilities of Residential Funding as the master servicer include collecting payments from the subservicers relating to the mortgage loans, calculating the Available Distribution Amount for each distribution date, remitting that amount to the trustee prior to each distribution date, calculating the amount of principal and interest payments to be made to the certificateholders on each distribution date, and preparing the monthly statement to be sent to certificateholders on each distribution date.

OVERVIEW OF RESIDENTIAL FUNDING'S Y2K PROJECT

         In January 1997, Residential Funding commenced activities to determine the impact of Y2K on its critical computer systems. In April 1998, Residential Funding established a formal Y2K project team to address Y2K issues. The Y2K project team remains in place and continues to work on solving problems related to the Year 2000. In addition, the Y2K project team coordinates its efforts with the Y2K programs established by General Motors Acceptance Corporation and General Motors Corporation.

         Members of the Y2K project team, together with relevant personnel from Residential Funding's business units have developed and implemented a six-phase management strategy (as discussed below), which is being applied to information technology and non-information technology components throughout the organization. Residential Funding's components primarily consist of the following:

         o HARDWARE, including mainframe computers, desktop computers and network devices;

         o FACILITIES EQUIPMENT, including elevators, telephone systems, heating systems and security systems;

         o SOFTWARE APPLICATIONS, including vendor purchased applications, in-house developed applications and end-user developed applications;

         o BUSINESS PARTNER COMMUNICATION LINKS, which primarily provide data transmissions to and from business partners; and

         o BUSINESS PARTNERS DATA SYSTEMS, which primarily process data for Residential Funding.

         The six phases by which the Y2K project team will seek to achieve Y2K readiness throughout Residential Funding are as follows:

                    PHASE                               OBJECTIVE

Phase I -- Awareness                  To promote Y2K awareness throughout
                                      Residential Funding. Emphasis has
                                      been placed on ensuring that
                                      components recently purchased or
                                      to be purchased by business units
                                      are Y2K-ready prior to the
                                      implementation of those
                                      components.

Phase II -- Inventory                 To create an inventory of all components
                                      and assess the Y2K risks associated with those components.

Phase III -- Assessment               To determine which components are not
                                      Y2K-ready and decide whether those
                                      components should be replaced, retired
                                      or repaired.

Phase IV -- Renovation                To execute component replacement,
                                      retirement or repair to ensure Y2K
                                      readiness.

Phase V -- Validation                 To test components that have been
                                      repaired to ensure Y2K readiness and
                                      validate "mission critical" components
                                      that were assessed as Y2K-ready in Phase
                                      III.

Phase VI -- Implementation            To deploy repaired and validated
                                      components.


         In order to execute the six-phase plan, a combination of internal resources and external contractors have been, and will be, employed by the Y2K project team.

Y2K PROJECT STATUS

         As of November 30, 1998, the Y2K project team had substantially completed the six phases for internal "mission critical" components. However, several software applications used by Residential Funding in its role as master servicer are still in the final three phases of the six-phase management plan. Residential Funding expects that all phases with respect to those applications will be substantially completed by January 31, 1999.

         The Y2K project team anticipates that its efforts with respect to all internal components will be substantially complete by March 31, 1999. This includes substantial completion of:
         o renovation and validation of any non-mission critical components that the Y2K project team and related business units determine to be necessary
         o validation of any remaining "mission critical" components that are either completing in-house remediation or waiting for a vendor upgrade, and
         o        Y2K business continuity planning activities discussed below.

         The potential impact on Residential Funding of problems related to Y2K, however, will not depend solely on the corrective measures undertaken by the Y2K project team. The manner in which Y2K issues are addressed by business partners, governmental agencies and other entities that provide data to, or receive data from, Residential Funding, or whose financial condition or operational capability is important to Residential Funding and its ability to act as master servicer, will have a significant impact upon Residential Funding. These entities include, among others, subservicers, the trustee, the custodian and some depositary institutions, as well as their respective suppliers and vendors. Accordingly, Residential Funding is communicating with some of these parties to assess their Y2K readiness and evaluate any potential impact on Residential Funding.

         Due to the various dates by which Residential Funding's business partners anticipate being Y2K ready, it is expected that the Y2K project team will continue to spend significant time assessing Y2K business partner issues throughout 1999. Any business partner, including any subservicer, the trustee and the custodian, that:
         o has not provided Residential Funding appropriate documentation supporting its Y2K efforts
         o has not responded in a timely manner to Residential Funding's inquiries regarding their Y2K efforts or
         o does not expect to be Y2K-ready until after June 30, 1999 has been, and will be, placed in an "at risk" category. Residential Funding will carefully monitor the efforts and progress of its "at risk" business partners, and if additional steps are necessary Residential Funding will reassess the risk and act accordingly.

         During 1998, Residential Funding also commenced a formal business continuity plan that is designed to address potential Y2K problems and other possible disruptions. Residential Funding's business continuity plan has the following four phases:



                    PHASE                                       OBJECTIVE
Phase I -- Business Impact Assessment         To assess the impact upon Residential
                                              Funding business units if "mission
                                              critical" components were suddenly
                                              not available or significantly
                                              impaired as a result of a natural
                                              disaster or other type of
                                              disruption, including as a result
                                              of Y2K.

Phase II -- Strategic Development             To develop broad, strategic plans
                                              regarding the manner in which
                                              Residential Funding will operate in the
                                              aftermath of a natural disaster or other
                                              type of disruption, including as a result of
                                              Y2K.



                                      S-52





Phase III -- Business Continuity Planning     To develop detailed procedures on how
                                              Residential Funding and individual
                                              business units will continue to operate in
                                              the aftermath of a natural disaster or
                                              other type of disruption, including as a
                                              result of Y2K.


Phase IV -- Validation                        To test the plans developed in Phases II
                                              and III above.


         As of December 15, 1998, Residential Funding had substantially completed Phases I and II of its business continuity plan. Residential Funding anticipates that Phase III will be substantially complete by March 31, 1999 and Phase IV will be substantially complete by June 30, 1999.

RISKS RELATED TO Y2K

         Although Residential Funding's remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If Residential Funding fails to identify or correct any material Y2K problem, there could be significant disruptions in its normal business operations. Such disruptions could have a material adverse effect on Residential Funding's ability to
         o collect, and monitor any subservicer's collection of, payments on the mortgage loans
         o        distribute those collections to the trustee and
         o provide reports to certificateholders as described in this prospectus supplement.
Furthermore, if any subservicer, the trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K-ready, the ability to (a) service the mortgage loans in the case of any subservicer or any of their respective vendors or third party service providers and (b) make distributions to certificateholders in the case of the trustee or any of its vendors or third party service providers, may be materially and adversely affected.

         This section entitled "Year 2000 Considerations" contains forward-looking statements within the meaning of Section 27A of the Securities Act. All statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to some risks and uncertainties. Important factors that could cause results to differ materially from the forward-looking statements include, among other things, the ability of Residential Funding to successfully identify components that may pose Y2K problems, the nature and amount of programming required to fix the affected components, the costs of labor and consultants related to these efforts, the continued availability of resources, both personnel and technology, and the ability of business partners that interface with Residential Funding to successfully address their Y2K issues.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust fund. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

         The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics."

         Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Senior Certificates, other than the [Lockout Certificates and the] Principal Only Certificates, and during specified periods no principal prepayments or, relative to the related Class M Percentage, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to the Lockout Certificates and to each class of Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding, the Class M-2 Certificates or Class M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date. [Furthermore, if the Certificate Principal Balances of the Senior Certificates, other than the Lockout Certificates and the Principal Only Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month to the extent not paid to the Principal Only Certificates. ]

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

         As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Furthermore, the Principal Only Certificates will share in the principal portion of Realized Losses on the mortgage loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction. Thus, after the Class B Certificates and the Class M Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates, other than the Principal Only Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

         The periodic increase in interest paid by the mortgagor of a Buydown Mortgage Loan may increase the risk of default with respect to the related mortgage loan. See "Mortgage Loan Program--Underwriting Standards" and "Yield Considerations" in the Prospectus.

         The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the master servicer, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the Prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the offered certificates and possible shortfalls in the collection of interest.

         The yield to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

         In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         SEQUENTIALLY PAYING CERTIFICATES: The Senior Certificates, other than the Principal Only Certificates and Variable Strip Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

         [SENIOR SUPPORT CERTIFICATES: Investors in the Senior Support Certificates should be aware that because the Senior Support Certificates do not receive any portion of principal prepayments prior to the distribution date occurring in _______________ and prior to the distribution date occurring in ________________ will receive a disproportionately small portion of principal prepayments, unless the Certificate Principal Balances of the Senior Certificates, other than the Senior Support Certificates and Principal Only Certificates, have been reduced to zero, the weighted average lives of the Senior Support Certificates will be longer than would otherwise be the case. The effect on the market value of the Senior Support Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Senior Certificates entitled to those distributions.]

         [ACCRETION DIRECTED CERTIFICATES AND ACCRUAL CERTIFICATES: Prior to the Accretion Termination Date, the Accretion Directed Certificates and Accrual Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the Accrual Distribution Amount. Prior to the Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the amount of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the Accretion Directed Certificates and Accrual Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the Accretion Directed Certificates and Accrual Certificates will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates and Accrual Certificates would be extended.]

         [PAC CERTIFICATES: The PAC Certificates have been structured so that principal distributions will be made in the amounts determined by using the table described in this Prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level within the PAC targeted range, which is between approximately ___% SPA and approximately ___% SPA, and based on some other assumptions.

         There can be no assurance that funds available for distribution of principal on the PAC Certificates result in their Certificate Principal Balance equaling their Planned Principal Balance for any distribution date. To the extent that prepayments occur at a level below the PAC targeted range, the funds available for principal distributions on the PAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of the PAC Certificates to their Planned Principal Balance for that distribution date, and the weighted average lives of the PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC targeted range, after the Certificate Principal Balances of the TAC Certificates and Accrual Certificates have been reduced to zero, the Certificate Principal Balance of the PAC Certificates may be reduced below their Planned Principal Balance and the weighted average lives of the PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the PAC targeted range, will not ensure the distributions on the PAC Certificates of an amount that will result in their Certificate Principal Balance equaling their Planned Principal Balance on any distribution date because the balance of the Senior Principal Distribution Amount remaining after distribution on the PAC Certificates will be distributed on each distribution date and therefore will not be available for distributions on the PAC Certificates.

         Investors in the PAC Certificates should be aware that the stabilization provided by the TAC Certificates and Accrual Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the Certificate Principal Balances of the TAC Certificates and Accrual Certificates may be reduced to zero significantly earlier than anticipated. The Certificate Principal

Balance of the TAC Certificates and Accrual Certificates is equal to approximately ____% of the Certificate Principal Balance of the PAC Certificates.]

         [TAC CERTIFICATES: The TAC Certificates have been structured so that principal distributions will be made in the amounts determined by using the table and the cash flow allocation provisions described in this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level of approximately ___% SPA, and based on certain other assumptions.

         There can be no assurance that funds available for distribution of principal on the TAC Certificates will result in their Certificate Principal Balances equaling their respective Targeted Principal Balances for any distribution date. To the extent that prepayments occur at a level below ___% SPA, the funds available for principal distributions on the TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balances of the TAC Certificates to their Targeted Principal Balance for that distribution date, and the weighted average life of the TAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above ___% SPA, the Certificate Principal Balance of the TAC Certificates may be reduced below their Targeted Principal Balances and the weighted average lives of the TAC Certificates may be reduced.

         Investors in the TAC Certificates should be aware that the stabilization provided by the Accrual Certificates is sensitive to the rate of principal prepayments on the mortgage loans, and that the Certificate Principal Balance of the Accrual Certificates may be reduced to zero significantly earlier than anticipated. The aggregate initial Certificate Principal Balance of the related Accrual Certificates is approximately _____% of the aggregate initial Certificate Principal Balance of the TAC Certificates.]

         [PAC CERTIFICATES AND TAC CERTIFICATES: It is very unlikely that the mortgage loans will prepay at any particular constant rate. Furthermore, the Planned Principal Balances and Targeted Principal Balances listed in the table under "Description of the Certificates--Principal Distributions on the Senior Certificates" were calculated based on assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the Certificate Principal Balances of the PAC Certificates equaling their Planned Principal Balances listed in the table may differ from the rates used to calculate those amounts, and the actual prepayment rates that will result in the Certificate Principal Balances of the TAC Certificates equaling their Targeted Principal Balances listed in the table may differ from the rates used to calculate those amounts. The prepayment rates that will result in the Certificate Principal Balances of the PAC Certificates and TAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Planned Principal Balances and Targeted Principal Balances were calculated using some assumptions regarding the mortgage loans, the actual prepayment behavior of the individual mortgage loans could be such that:
         o the amount available for distributions of principal in reduction of the PAC Certificates may not result in their Certificate Principal Balances equaling their

                  Planned Principal Balances even if prepayments were at a constant speed within the PAC targeted range, and
         o the amount available for distributions of principal in reduction of the TAC Certificates may not result in their respective Certificate Principal Balances equaling their respective Targeted Principal Balances even if prepayments were at a constant speed of approximately ___% SPA.]

         [LOCKOUT CERTIFICATES: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of payments of principal prior to the distribution date occurring in ______________, unless the Certificate Principal Balances of the Senior Certificates, other than the Lockout Certificates and Principal Only Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to principal distributions. ]

         CERTIFICATES WITH SUBORDINATION FEATURES: After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by Subordination will be allocated to that class of Class M Certificates. See "--Class M-2 and Class M-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

         ASSUMED FINAL DISTRIBUTION DATE: The assumed final distribution date with respect to each class of the offered certificates is __________ 25, _____, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

         WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "100% PSA" and "___% PSA" assumes prepayment rates equal to 100% of PSA and ___% of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

         The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the trust fund as described under "Description of the Mortgage Pool" in this Prospectus supplement and their performance. The table assumes, among other things, that: (i) as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:


                                                        Discount                  Non-Discount
                                                     Mortgage Loans              Mortgage Loans
                                                     --------------              --------------
Aggregate principal balance....................      $                           $
Weighted average mortgage rate.................                   %                           %
Weighted average servicing fee rate............                   %                           %
Weighted average original term to
 maturity (months).............................
Weighted average remaining term to
 maturity (months).............................

         (ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the master servicer or the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations by Sellers" and "Description of the Certificates--Assignment of the Trust Fund Assets" in the prospectus, and neither the master servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust fund; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in ____________; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust fund expenses payable out of the trust fund; and (ix) the certificates will be purchased on ___________, ____ . Clauses (i) through (ix) above are collectively referred to as the structuring assumptions.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

         In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, other than the Variable Strip Certificates and Residual Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

                           PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                        AT THE FOLLOWING PERCENTAGES OF PSA

                                          Class A-1                     Class A-2                      Class A-3
                                          ---------                     ---------                      ---------
DISTRIBUTION DATE                  %    %      %     %     %     %     %     %     %      %     %     %     %     %     %
                               ------------------------------------------------------------------------------------------

Initial Percentage
















Weighted Average Life in Years (**)....

----------------
*        Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.


         This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

(TABLE CONTINUED ON NEXT PAGE.)


                            PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                         AT THE FOLLOWING PERCENTAGES OF PSA

                                          Class A-4                     Class A-5                      Class A-6

                                 --------------------------       ------------------------       ------------------------
DISTRIBUTION DATE                  %    %      %     %     %     %     %     %     %      %     %     %     %     %     %
                               ------------------------------------------------------------------------------------------

Initial Percentage
















Weighted Average Life in Years (**)....

*        Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.


         This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

(TABLE CONTINUED FROM PREVIOUS PAGE AND CONTINUED ON NEXT PAGE.)

                            PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                         AT THE FOLLOWING PERCENTAGES OF PSA

                                          Class A-7                     Class A-8                      Class A-9

                                 --------------------------       ------------------------       ------------------------
DISTRIBUTION DATE                  %    %      %     %     %     %     %     %     %      %     %     %     %     %     %
                               ------------------------------------------------------------------------------------------

Initial Percentage

















Weighted Average Life in Years (**)....

*        Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.


         This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

(TABLE CONTINUED FROM PREVIOUS PAGE AND CONTINUED ON NEXT PAGE.)

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PSA

                               Class A-P              Class M-1, M-2 and M-3
                      -------------------------       ------------------------
DISTRIBUTION DATE       %    %      %     %     %     %     %     %     %      %
                    ------------------------------------------------------------

Initial Percentage










Weighted Average Life in Years (**)....

*        Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.


         This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

(TABLE CONTINUED FROM PREVIOUS PAGE.)

[ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

         The yield to investors on the Floater Certificates will be sensitive, and the yield to investors on the Inverse Floater Certificates will be extremely sensitive, to fluctuations in the level of LIBOR. The pass-through rate on the Floater Certificates will vary with LIBOR and the pass-through rate on the Inverse Floater Certificates will vary inversely with and at a multiple of LIBOR. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

         To illustrate the significance of changes in the level of LIBOR and prepayments on the yield to maturity on the Adjustable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of PSA and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at constant percentages of PSA and the level of LIBOR, the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

         In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of PSA until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:
         o on each LIBOR rate adjustment date, LIBOR will be at the level shown

         o the aggregate purchase prices of the Class A-5 Certificates and Class A-6 Certificates are $__________ and $_________, respectively, in each case, including accrued interest, and
         o the initial pass-through rates on the Class A-5 Certificates and Class A-6 Certificates are described on page S-__ of this prospectus supplement.

         There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yield to maturity on the Adjustable Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Adjustable Rate Certificate.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-5 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA


           LIBOR          %          %         %         %         %
           -----         ---        ---       ---       ---       ---
             %
             %
             %
             %
        % and above



                SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-6 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA


           LIBOR          0%        100%       275%       400%      500%
           -----         ---        ----       ----       ----      ----
             %
             %
             %
             %
        % and above


         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Adjustable Rate Certificates is likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of PSA over any given time period or over the entire life of the certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Adjustable Rate Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Adjustable Rate Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.]


PRINCIPAL ONLY CERTIFICATE [AND][,] VARIABLE STRIP CERTIFICATE [AND SUPER SENIOR CERTIFICATE] YIELD CONSIDERATIONS

         Because the Principal Only Certificates will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty, on the Discount Mortgage Loans.

         The yield to maturity on the [Super Senior Certificates and the] Variable Strip Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans, which rate may fluctuate significantly over time. Investors in the [Super Senior Certificates and the] Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments. Solely with respect to the Variable Strip Certificates, because the pool strip rates on the Discount Mortgage Loans equal 0.00%, the yield to investors on the Variable Strip Certificates will not be affected by prepayments on the Discount Mortgage Loans.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the [Super Senior Certificates,] Principal Only Certificates and Variable Strip Certificates to various constant rates of prepayment on the mortgage loans. The tables are prepared by projecting the monthly aggregate payments on the [Super Senior Certificates ,] Principal Only Certificates and Variable Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Principal Only Certificates and Variable Strip Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


                   [PRE-TAX YIELD TO MATURITY OF THE CLASS A-8
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA



ASSUMED PURCHASE PRICE            %        %       %       %         %
----------------------           --       --      --      --        --
           $                      %       %        %       %        %         ]


                 PRE-TAX YIELD TO MATURITY OF THE PRINCIPAL ONLY
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA



ASSUMED PURCHASE PRICE            %        %       %       %         %
----------------------           --       --      --      --        --
           $                      %       %        %       %        %



                 PRE-TAX YIELD TO MATURITY OF THE VARIABLE STRIP
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA



ASSUMED PURCHASE PRICE            %        %       %       %         %
----------------------           --       --      --      --        --
           $                      %       %        %       %        %

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the [Super Senior Certificates,] Principal Only Certificates and Variable Strip Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the [Super Senior Certificates,] Principal Only Certificates and Variable Strip Certificates, and thus do not reflect the return on any investment in the [Super Senior Certificates,] Principal Only Certificates and Variable Strip Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the [Super Senior Certificates,] Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the constant percentages of PSA indicated in the tables above over any given time period or over the entire life of the certificates.

         A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the yield to maturity of the Principal Only Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Variable Strip Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the [Super Senior Certificates,] Principal Only Certificates and Variable Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the aggregate Certificate Principal Balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates.

         The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and Class B Certificates is equal to approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0% SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly, "200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The following tables indicate the sensitivity of the yield to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and Class M-3 Certificates and computing the corresponding pre-tax yield to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:
         o defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables
         o each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, times the principal balances of the mortgage loans assumed to be liquidated
         o there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table
         o there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses

         o clauses (a)(i), (b)(i) and (b)(ii) in the definition of the Senior Accelerated Distribution Percentage are not applicable and
         o the purchase prices of the Class M-2 Certificates and Class M-3 Certificates will be approximately $__________ and $___________, respectively, including accrued interest.

         Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following table is based upon the assumption that the Class M-2 Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yield on the Class M-2 Certificates and Class M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS M-2 CERTIFICATES AND CLASS M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES


                             CLASS M-2 CERTIFICATES

                                                    PERCENTAGE OF PSA
                               -------------------------------------------------

 PERCENTAGE OF   LOSS SEVERITY
      SDA          PERCENTAGE             %        %        %      %         %
      ---          ----------           ---      ---      ---    ---       ---
      0%              N/A
     100%             30%
     200%             30%
     300%             30%
     400%             30%



                             CLASS M-3 CERTIFICATES

                                                    PERCENTAGE OF PSA
                               -------------------------------------------------

 PERCENTAGE OF   LOSS SEVERITY
      SDA          PERCENTAGE             %        %        %      %         %
      ---          ----------           ---      ---      ---    ---       ---
       0              N/A
     100%             30%
     200%             30%
     300%             30%
     400%             30%

         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the

Class M-2 Certificates or Class M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

         The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date:



                            AGGREGATE REALIZED LOSSES

                                                    PERCENTAGE OF PSA
                               -------------------------------------------------

 PERCENTAGE OF   LOSS SEVERITY
      SDA          PERCENTAGE             %        %        %      %         %
      ---          ----------           ---      ---      ---    ---       ---
     100%             30%
     200%             30%
     300%             30%
     400%             30%


         Notwithstanding the assumed percentages of SDA, loss severity percentages and prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class M-2 Certificates or Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

         Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust fund's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

         The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences"in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under a pooling and servicing agreement dated as of ____________ 1, ____, among the depositor, the master servicer, and _________________, as trustee. Reference is made to the prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee will appoint ____________________________ to serve as custodian in connection with the certificates. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

         Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this Prospectus supplement and "Material Federal Income Tax Consequences --REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.

THE MASTER SERVICER

         Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential
Funding Corporation" in the prospectus.

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's published loan purchase criteria at the time of purchase by Residential Funding and were being master serviced by Residential Funding at the dates indicated. The tables set forth information for the total mortgage loan portfolio and for mortgage loans underwritten under a reduced loan documentation program described under "Mortgage Loan Program--Underwriting Standards" in the prospectus.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.


                                         TOTAL LOAN PORTFOLIO DELINQUENCY EXPERIENCE


                             AT DECEMBER 31, 1994         AT DECEMBER 31, 1995          AT DECEMBER 31, 1996
                           -----------------------      --------------------------     -----------------------
                            BY NO.       BY DOLLAR         BY NO.       BY DOLLAR      BY NO.       BY DOLLAR
                              OF          AMOUNT             OF          AMOUNT          OF          AMOUNT
                            LOANS        OF LOANS          LOANS        OF LOANS       LOANS        OF LOANS
                           -------      ----------        -------      ----------     -------      ----------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio         90,531    $23,461,455        102,531    $25,892,632        116,118    $29,568,270
Period of Delinquency
30 to 59 days                 1,382        342,166          1,932        453,020          2,249        547,873
60 to 89 days                   355         96,953            437        100,919            411        100,176
90 days or more                 445        104,382            347         73,287            329         77,614
Foreclosures Pending            728        202,166            899        247,985            925        245,637
                        -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent
Loans                         2,910        745,667          3,615        875,211          3,914        971,301
                        ===========    ===========    ===========    ===========    ===========    ===========

Percent of Loan
Portfolio                     3.214%         3.178%         3.526%         3.380%         3.371%         3.285%


                            AT DECEMBER 31, 1997           AT DECEMBER 31, 1998           AT MARCH 31, 1999
                         ------------------------         ---------------------          ---------------------

                            BY NO.      BY DOLLAR          BY NO.    BY DOLLAR            BY NO.    BY DOLLAR
                             OF          AMOUNT              OF       AMOUNT                OF       AMOUNT
                            LOANS       OF LOANS           LOANS     OF LOANS             LOANS     OF LOANS
                            -------      ----------       -------   ----------            -------   ----------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio         147,742    $35,987,149         164,378    $41,048,258        163,039    $41,373,425
Period of Delinquency
30 to 59 days                  2,734        582,199           2,454        574,997          2,108        507,331
60 to 89 days                    495        101,150             369         85,292            349         80,355
90 days or more                  271         52,824             368         84,426            372         87,170
Foreclosures Pending             904        231,994             544        132,205            516        123,952
                         -----------    -----------     -----------    -----------    -----------    -----------
Total Delinquent
Loans                          4,404        968,167           3,735        876,920        798,808          3,345
                         ===========    ===========     ===========    ===========    ===========    ===========

Percent of Loan
Portfolio                      2.981%         2.690%          2.272%         2.136%         2.052%        1.931%


------------------------
        o The table relates to the mortgage loans referred to above. Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.
        o   Does not include foreclosures pending.

                                     TOTAL REDUCED DOCUMENTATION LOAN PORTFOLIO DELINQUENCY EXPERIENCE


                             AT DECEMBER 31, 1994         AT DECEMBER 31, 1995          AT DECEMBER 31, 1996
                           -----------------------      --------------------------     -----------------------
                            BY NO.       BY DOLLAR         BY NO.       BY DOLLAR      BY NO.       BY DOLLAR
                              OF          AMOUNT             OF          AMOUNT          OF          AMOUNT
                            LOANS        OF LOANS          LOANS        OF LOANS       LOANS        OF LOANS
                           -------      ----------        -------      ----------     -------      ----------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio         $24,047   $5,183,728         25,645     $5,230,083         27,603     $5,941,996

Period of
Delinquency

 30 to 59 days                   438      104,204            524        121,992            528        112,386
 60 to 89 days                   107       29,184            133         30,622            108         22,995
 90 days or more                 160       39,866             90         19,845             85         22,438
Foreclosures Pending             294       89,731            316         92,592            320          95,862
                             -------   ----------         ------     ----------         ------      ----------
Total Delinquent
Loans                            999   $  262,984          1,063     $  265,050          1,041      $  253,681
                             =======   ==========         ======     ==========         ======      ==========
Percent of Loan
Portfolio                      4.154%       5.073%         4.145%         5.068%         3.771%          4.619%


                            AT DECEMBER 31, 1997           AT DECEMBER 31, 1998           AT MARCH 31, 1999
                         ------------------------         ---------------------          ---------------------

                            BY NO.      BY DOLLAR          BY NO.    BY DOLLAR            BY NO.    BY DOLLAR
                             OF          AMOUNT              OF       AMOUNT                OF       AMOUNT
                            LOANS       OF LOANS           LOANS     OF LOANS             LOANS     OF LOANS
                            -------      ----------       -------   ----------            -------   ----------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)

Total Loan Portfolio         33,212     $6,116,561          34,791     $6,239,996         34,117    $6,150,579

Period of
Delinquency

 30 to 59 days                  640        126,977             576        106,876            461        90,923
 60 to 89 days                  123         28,564              93         18,844             82        17,706
 90 days or more                 69         12,872              84         18,619             97        20,590
Foreclosures Pending            272         67,379             158         37,471            146        34,346
                             ------     ----------          ------     ----------         ------    ------------
Total Delinquent
Loans                         1,104     $  235,791             911     $  181,809            786    $  163,565
                             ======     ==========          ======     ==========         ======    ============
Percent of Loan
Portfolio                     3.324%         3.855%          2.619%         2.914%         2.304%          2.659%

-----------
 o The table relates to the mortgage loans referred to above. Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.
 o   Does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during that period.

                                                TOTAL LOAN PORTFOLIO FORECLOSURE EXPERIENCE


                                  AT OR FOR         AT OR FOR        AT OR FOR        AT OR FOR        AT OR FOR        AT OR FOR
                                THE YEAR ENDED   THE YEAR ENDED   THE YEAR ENDED   THE YEAR ENDED   THE YEAR ENDED  THE PERIOD ENDED
                                 DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,       MARCH 31,
                                     1994             1995             1996             1997             1998             1999
                               ---------------- ---------------  ---------------- ---------------  --------------- -----------------
                                                                    (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio............  $23,461,455     $25,892,632      $29,568,270      $35,987,149      $41,048,258      $41,373,425
Average Portfolio Balance.......  $23,045,103      24,182,873       28,285,392       32,155,215       31,941,101       41,445,760
Foreclosed Loans................  $   142,905         116,189           91,995           90,927           43,723           33,340
Liquidated Foreclosed Loans.....  $   312,370         243,509          280,704          178,081          155,482           21,185
Foreclosed Loans Ratio..........        0.609%          0.449%           0.311%           0.253%           0.107%           0.081%
Gross Loss......................  $    97,640          82,690           89,912           42,988           40,050            4,561
Gross Loss Ratio................        0.416%          0.319%           0.304%           0.119%           0.098%           0.011%
Covered Loss....................       84,107          53,357           58,800           29,455           17,257            2,427
Net Loss........................  $    13,532          29,333           31,111           13,533           22,793            2,134
Net Loss Ratio..................        0.058%          0.113%           0.105%           0.038%           0.056%           0.005%
Excess Recovery.................  $        94             345              438              238              645              501

                                     TOTAL REDUCED DOCUMENTATION LOAN PORTFOLIO FORECLOSURE EXPERIENCE


                                  AT OR FOR         AT OR FOR        AT OR FOR        AT OR FOR        AT OR FOR        AT OR FOR
                                THE YEAR ENDED   THE YEAR ENDED   THE YEAR ENDED   THE YEAR ENDED   THE YEAR ENDED  THE PERIOD ENDED
                                 DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,       MARCH 31,
                                     1994             1995             1996             1997             1998             1999
                               ---------------- ---------------  ---------------- ---------------  --------------- -----------------
                                                                    (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio              $5,183,728      $5,230,083       $5,491,996       $6,116,561       $6,239,996       $6,105,579
Average Portfolio Balance         $5,260,893       5,129,445        5,419,953        5,757,996        5,001,079        6,159,680
Foreclosed Loans                  $   60,979          37,554           26,961           25,067           11,464            8,877
Liquidated Foreclosed Loans       $  146,203          96,103           82,103           50,629           34,351            5,127
Foreclosed Loans Ratio                 1.176%          0.718%           0.491%           0.410%           0.184%           0.145%
Gross Loss                        $   50,312          36,507           31,840           14,009            9,220              595
Gross Loss Ratio                       0.971%          0.698%           0.580%           0.229%           0.148%           0.010%
Covered Loss                      $   44,043          22,155           20,838            9,443            3,714              430
Net Loss                          $    6,269          14,351           11,001            4,566            5,506              164
Net Loss Ratio                         0.121%          0.274%           0.200%           0.075%           0.088%           0.003%
Excess Recovery                   $       45             140              216               77              150              313

-----------------
     o The tables above relate only to the mortgage loans referred to above. The table relates to the mortgage loans referred to above. Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.
     o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.
     o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.
     o Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.
     o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.
     o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

         The loss and delinquency experience of the master servicer, as shown in the tables above, reflects a stable, consistently managed servicing operation. Loss and delinquency levels during these periods were consistently within the ranges anticipated by management. The loss and delinquency levels have declined over the years shown in the above tables. This decline is attributable primarily to generally favorable and improving economic conditions over this time period. [Text will be revised to reflect the actual data as needed.] There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the total portfolio, or of the mortgage loans in the trust.

        There can be no assurance that factors beyond Residential Funding's control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future. A general deterioration of the real estate market in regions where the mortgaged properties are located may result in higher delinquencies, delays in foreclosure and lower sales prices with higher losses upon liquidation. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans, causing an increase in delinquencies and higher net losses on liquidated loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least ____% per annum and not more than ____% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately ______% per annum. The servicing fees consist of (a) servicing compensation payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

        The primary compensation to be paid to the master servicer for its master servicing activities will be at least 0.03% per annum and not more than 0.08% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately ______%. As described in the prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

VOTING RIGHTS

        There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust fund and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Certificates, other than the Interest Only Certificates and Residual Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Variable Strip Certificates and 0.5% and 0.5% of all voting rights will be allocated among the holders of the Class R-I Certificates and Class R-II Certificates, respectively, in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

TERMINATION

        The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the Prospectus. The master servicer or the depositor will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust fund, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed.

        Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates, the sum of interest thereon, or with respect to the Variable Strip Certificates, on their Notional Amount, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such certificates or at any time thereafter, at the option of the masters or the depositor, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust fund, or the certificates so purchased may be held or resold by the master servicer or the depositor.

        Upon presentation and surrender of the offered certificates in connection with the termination of the trust fund or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Variable Strip Certificates, interest for the immediately preceding Interest Accrual Period on their Notional Amount, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust fund resulting from a purchase of all the assets of the trust fund.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        ___________________, counsel to the depositor, has filed with the depositor's registration statment an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund will qualify as two REMICs under the Internal Revenue Code ("REMIC I" and "REMIC II," each a REMIC).

        For federal income tax purposes:

        o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I
        o each class of Senior Certificates, other than the Residual Certificates, the Class M Certificates and the Class B Certificates will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II and
        o the Class R-II Certificates will constitute the sole class of "residual certificates" in REMIC II.

        See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

        For federal income tax purposes, the Class __________ Certificates will, [the Class _________ Certificates may] [and all other Classes of Offered Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to ___% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

        The Internal Revenue Service has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

        Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

        The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust fund would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein.
However,
prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer or the depositor to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the prospectus.

        For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

        The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

        o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee: o is not a disqualified organization o is not acquiring the Residual Certificate on behalf of a disqualified organization and
             o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate
        o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void and
        o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to nonUnited States persons.

        The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-- Noneconomic REMIC Residual Certificates" in the prospectus.

        The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

        An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

        Residential Funding will be designated as the "tax matters person" with respect to the REMIC as defined in the REMIC Provisions, as defined in the prospectus, and in connection therewith will be required to hold not less than 0.01% of the Class R Certificates.

         Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

        For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates"in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.


                             METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of an underwriting agreement, dated _________________, ____________________ will serve as underwriter and has agreed to purchase and the depositor has agreed to sell the Senior Certificates other than the Class A-P Certificates and Class A-V Certificates, and the Class M Certificates, except that a de minimis portion of the Residual Certificates will be retained by Residential Funding, and that portion is not offered hereby. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates will be made at the offices of the underwriter, ____________, _________, on or about __________________ against payment therefor in immediately available funds.

        In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of its underwritten certificates are purchased thereby.

        The underwriting agreement provide that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

        The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately _______% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

        The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        The Class A-P Certificates and Class A-V Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-P Certificates or Class A-V Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         There is currently no secondary market for the offered certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

        The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

        Certain legal matters relating to the certificates will be passed upon for the depositor by ______________________, ____________, ____________ and for
the underwriter by __________________, __________________, _________________.


                                     RATINGS

        It is a condition of the issuance of the Senior Certificates [, other than the Principal Only and Variable Strip Certificates,] that they be rated "AAA" by ___________________ and __________________. [It is a condition to the issuance of the Principal Only and the Variable Strip Certificates that they be rated "AAAr" by ________________ and "AAA" by _______________.] It is a
condition of the issuance of the Class M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than "AA," "A" and "BBB," respectively, by
 ------------------.

        [_________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. _________________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. _________________'s rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. The "r" of the "AAAr" rating of the Principal Only and Variable Strip Certificates by _________________'s is attached to highlight derivative, hybrid, and certain other obligations that _________________'s believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are:
        o securities whose principal or interest return is indexed to equities, commodities, or currencies
        o    certain swaps and options; and
        o interest only and principal only mortgage securities.

        The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.]

         [The ratings assigned by _________________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. _________________'s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. _________________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Variable Strip Certificates does not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.]

         The depositor has not requested a rating on the Senior Certificates by any rating agency other than _________________ and _________________ or on the Class M Certificates by any rating agency other than _________________. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by _________________ and _________________, and the Class M Certificates by __________________.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Variable Strip Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.


                                LEGAL INVESTMENT

        The Senior Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more classes of the offered certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

        The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the prospectus.


                              ERISA CONSIDERATIONS

        A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the offered certificates, other than the Class M Certificates or Residual Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the prospectus. However, the exemption contains a number of conditions which must be met for the exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

        Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement.

         Because the exemptive relief afforded by the exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Class M Certificates, no Class M Certificate or any interest therein may be acquired or held by any ERISA plan, any trustee or other person acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding-- a plan investor--unless:
        o the acquirer or holder is an insurance company o the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as defined in U.S. Department of Labor Prohibited Transaction Class Exemption 95-60 and
        o the conditions in Sections I and III of PTCE 95-60 have been satisfied.
        Each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        If any Class M Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Investors in the Class M Certificates are urged to obtain from a transferee of those certificates a certification of the transferee's eligibility to purchase the certificates in the form of the representation letter attached as Annex I to this prospectus supplement.

        Because the exemptive relief afforded by the exemption or any similar exemption that might be available also will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the plan investor is:
        o    permissible under applicable law
        o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and
        o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

        Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                                         ANNEX I

                           ERISA REPRESENTATION LETTER

                                          [date]

Residential Funding Corporation
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota  55437

Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota  55437

[Trustee]

Re:      Residential Funding Mortgage Securities I, Inc.
         Mortgage Pass-Through Certificates,  Series ____-S__, Class M- __

Dear Sirs:

         [__________________________] (the "Purchaser") intends to purchase from [__________________________] (the "Seller") $[____________] initial Certificate
Principal Balance of the above-referenced certificates, issued under the pooling and servicing agreement, dated as of __________ 1, _________, among Residential Funding Mortgage Securities I, Inc., as seller, Residential Funding Corporation, as master servicer and ___________________, as trustee. All terms used in this ERISA Representation Letter and not otherwise defined shall have the meanings set forth in the pooling and servicing agreement.

         The Purchaser hereby certifies, represents and warrants to, and covenants with the Seller, the trustee and the master servicer that, either:

                (a) The Purchaser is not an ERISA plan, or any other person, including an investment manager, a named fiduciary or a trustee of any Plan, acting, directly or indirectly, on behalf of or purchasing any certificate with "plan assets" of any ERISA plan within the meaning of the DOL regulation at 29 C.F.R. ss.2510.3-101; or

                (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the certificates is an "insurance company general account", as the term is defined in DOL Prohibited Transaction Class Exemption 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the trustee and the master servicer that the Purchaser will not transfer the certificates to any ERISA plan or person unless that ERISA plan or person meets the requirements in either (a) or (b) above.

                                                Very truly yours,

                                                By:  ___________________
                                                Name:_________________
                                                Title:__________________

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.


                                $ ------------------


                       MORTGAGE PASS-THROUGH CERTIFICATES


                                SERIES______-S__


                              PROSPECTUS SUPPLEMENT


                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until __________,
-----.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement...............       $3,336,000
                                                                    ----------
         Legal Fees and Expenses.............................        1,200,000
         Accounting Fees and Expenses........................          480,000
         Trustee's Fees and Expenses
                (including counsel fees).....................          600,000
         Printing and Engraving Fees.........................          480,000
         Rating Agency Fees..................................        1,875,000
         Miscellaneous.....................................            480,000
                                                                    ----------

         Total  .............................................       $8,451,000
                                                                    ----------


INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         In addition, the Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates other than such expenses related to particular Mortgage Loans.

         Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, an indirect parent of the Registrant. Under Section 145, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

                  (a) The Certificate of Incorporation, as amended, of General Motors Acceptance Corporation provides that no director shall be personally liable to General Motors Acceptance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to General Motors Acceptance Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  (b) Under Article VI of its By-Laws, General Motors Acceptance Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation, or is or was serving at the request of General Motors Acceptance Corporation, as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors Acceptance Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors Acceptance Corporation. General Motors Acceptance Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors Acceptance Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of General Motors Acceptance Corporation or otherwise. The obligation, if any, of General Motors Acceptance Corporation to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

         As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

         Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--
 1.1* -- Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registrant's Registrations Statement
         (File No. 333-72493)).
 3.1* -- Certificate of Incorporation of Residential Funding Mortgage Securities
         I, Inc. ("RFMSI") (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement (File No. 33-9518)).
 3.2* -- By-Laws of RFMSI (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement (File No.
         2-99554)).
 4.1* -- Form of Pooling and Servicing Agreement for an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the
         Registrant's Registration Statement (File No. 33- 20826)).
 4.2* -- Form of Pooling and Servicing Agreement for alternate forms of credit support (single class) (incorporated by reference to Exhibit 4.1 to the Registrant's Registration
         Statement (File No. 33-26683)).
 4.3* -- Form of Pooling and Servicing Agreement for alternate forms of credit support (multi-class) (incorporated by reference to Exhibit 4.2 to the Registrant's Registration
         Statement (File No. 33-9518)).
 4.4* -- Form of Pooling and Servicing Agreement for an offering of Mortgage Pass-Through Certificates backed by Mortgage
         Securities (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement (File No. 33-49689)).
 5.1* -- Opinion of Thacher Proffitt & Wood with respect to legality (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement (File No. 333-72493).
 5.2* -- Opinion of Orrick, Herrington & Sutcliffe with respect to legality (incorporated by reference to Exhibit 5.2 to the Registrant's Registration Statement (File No. 333-72493).
 5.3* -- Opinion of Stroock & Stroock & Lavan with respect to legality (incorporated by reference to Exhibit 5.3 to the Registrant's Registration Statement (File No. 333-72493).
 8.1* -- Opinion of Thacher Proffitt & Wood with respect to
         certain tax matters (included with Exhibit 5.1).
 8.2 -- Opinion of Orrick, Herrington & Sutcliffe with respect to certain tax matters.
 8.3* -- Opinion of Stroock & Stroock & Lavan with respect to certain tax matters (included with Exhibit 5.3).
23.1* -- Consent of Thacher Proffitt & Wood (included as part of
         Exhibit 5.1 and Exhibit 8.1).

23.2* -- Consent of Orrick, Herrington & Sutcliffe (included as part of Exhibit 5.2 and Exhibit 8.2).
23.3* -- Consent of Stroock & Stroock & Lavan (included as part of
         Exhibit 5.3 and Exhibit 8.3).
24.1* -- Power of Attorney (incorporated by reference to Exhibit
         24.1 to the Registrant's Registrations Statement (File No.
         333-72493)).

------------------
  *  Not filed herewith.


UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.  UNDERTAKINGS PURSUANT TO RULE 415.

  The Registrant hereby undertakes:

                    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

B. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, Residential Funding Mortgage Securities I, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of the 30th day of June, 1999.

                                     RESIDENTIAL FUNDING MORTGAGE
                                     SECURITIES I, INC.

                                     By: /s/ Bruce J. Paradis
                                         ---------------------------------
                                         Bruce J. Paradis
                                         President



Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                    TITLE                                DATE
      /s/ Bruce J. Paradis                        Director and President                     June 30, 1999
---------------------------------                 (Principal Executive
Bruce J. Paradis                                  Officer)


      /s/ Bruce J. Paradis        *               Director, Executive Vice                   June 30, 1999
---------------------------------                 President and Chief Financial
Davee L. Olson                                    Officer (Principal Financial
                                                  Officer)


      /s/ Bruce J. Paradis       *                Director and                               June 30, 1999
---------------------------------                 Assistant Treasurer
Dennis W. Sheehan


      /s/ Bruce J. Paradis       *                Controller (Principal                      June 30, 1999
---------------------------------                 Accounting Officer)
Jack R. Katzmark


*By: /s/ Bruce J. Paradis
     --------------------
     Bruce J. Paradis
     Attorney-in-fact

                                                 EXHIBIT INDEX


    NUMBER                                        DESCRIPTION                                        LOCATION OF EXHIBIT
                                                                                                        IN SEQUENTIAL
                                                                                                       NUMBERING SYSTEM
1.1*            Form of Underwriting Agreement (incorporated by reference to
                Exhibit 1.1 to the Registrant's Registration Statement (File No. 333-
                72493))

3.1*            Certificate of Incorporation of RFMSI (incorporated by reference to
                Exhibit 3.1 to the Registrant's Registration Statement (File No. 33-
                9518))

3.2* By-Laws of RFMSI (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement (File No. 2-99554))

4.1*            Form of Pooling and Servicing Agreement for an offering of
                Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes (incorporated by reference to Exhibit
                4.1 to Post-Effective Amendment No. 1 to the Registrant's
                Registration Statement (File No. 33-20826))

4.2*            Form of Pooling and Servicing Agreement for alternate forms of credit support (single class) (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement (File No. 33-26683))

4.3*            Form of Pooling and Servicing Agreement for alternate forms of credit support (multi-class) (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement (File No. 33-9518))

4.4* Form of Pooling and Servicing Agreement for an offering of Mortgage Pass-Through Certificates backed by Mortgage Securities
                (incorporated by reference to Exhibit 4.4 to the Registrant's
                Registration Statement (File No. 33-49689))

5.1*            Opinion of Thacher Proffitt & Wood with respect to legality
                (incorporated by reference to Exhibit 5.1 to the Registrant's
                Registration Statement (File No. 333-72493)).

5.2* Opinion of Orrick, Herrington & Sutcliffe with respect to legality (incorporated by reference to Exhibit 5.2 to the Registrant's Registration Statement (File No. 333-72493)).

5.3*            Opinion of Stroock & Stroock & Lavan with respect to legality
                (incorporated by reference to Exhibit 5.3 to the Registrant's
                Registration Statement (File No. 333-72493)).

8.1* Opinon of Thacher Proffitt & Wood with respect to certain tax matters (included in Exhibit 5.1).






                                       -3-


8.2             Opinion of Orrick, Herrington & Sutcliffe with respect to certain tax matters.

8.3* Opinion of Stroock & Stroock & Lavan with respect to certain tax matters (included in Exhibit 5.3).

23.1*           Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.1 and Exhibit 8.1).

23.2*           Consent of Orrick, Herrington & Sutcliffe (included as part of Exhibit
                5.2 and Exhibit 8.2).

23.3*           Consent of Stroock & Stroock & Lavan (included as part of
                Exhibit 5.3 and Exhibit 8.3). Power of Attorney (incorporated by reference to Exhibit 24.1 to the

24.1*           Registrant's Registration Statement (File No. 333-72493))

* Not filed herewith.